Filed Pursuant to Rule 424(b)(3)

Registration No. 333-287013

Prospectus Supplement No. 2

(to prospectus dated July 15, 2025)

UP TO 60,000,000 SHARES OF COMMON STOCK

Nature’s Miracle Holding Inc.

This Prospectus Supplement No. 2 supplements and amends the prospectus dated July 15, 2025, as supplemented by Prospectus Supplement No. 1, dated July 27, 2025, of Nature’s Miracle Holding Inc. (the “Company,” “we,” “us,” and “our”), with our Quarterly Report on Form 10-Q for the six months ended June 30, 2025, filed with the Securities Exchange Commission on August 14, 2025.

You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus (including all supplements thereto), except to the extent that the information contained in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be utilized except in connection with, the prospectus, including any amendments or additional supplements thereto.

Our shares of Common Stock are trading on the OTC Market Group, Inc. (“OTC”) under the symbol “NMHI”. The closing price of our Common Stock on August 19, 2025, as reported by OTC, was $0.18 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 14 of the prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 20, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2025

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM  _________ to __________

COMMISSION FILE NUMBER 001-41977

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	88-3986430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No

3281 E. Guasti Rd. #175 Ontario, CA 91761	(909) 218-4601
(Address of principal executive offices) (Zip Code)	(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: NONE

 Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)
Common Stock, par value $0.0001 per share	NMHI*

Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW*

*	The securities of Nature’s Miracle Holding Inc. have been suspended from trading on The Nasdaq Stock Market and are currently trading on the OTC Market.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes  ☒ No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes  ☒ No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes  ☐ No  ☒

As of August 14, 2025, the registrant had a total of 12,522,601 shares of its common stock, par value $0.0001 per share, issued and outstanding.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends impacting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “seek,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “might,” “forecast,” “continue,” or the negative of those terms, and similar expressions and comparable terminology intended to reference future periods. Forward-looking statements include, but are not limited to, statements about:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Accordingly, the forward-looking statements in this Quarterly Report on Form 10-Q should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements.

ii

PART I – FINANCIAL INFORMATION

ITEM 1. CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NATURE’S MIRACLE HOLDING INC., SUBSIDIARIES AND VIE

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of December 31,
	2025	2024
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,511	$420,131
Accounts receivable, net	1,443,204	1,829,044
Accounts receivable - related parties, net	580,225	976,449
Inventories, net	703,001	1,778,583
Prepayments and other current assets	92,172	151,431
Prepayments - related parties	12,700	10,000
Total Current Assets	2,840,813	5,165,638

NON-CURRENT ASSETS
Deposits	777,720	428,633
Right-of-use assets, net	271,480	470,716
Cost method investment	1,000,000	1,000,000
Property and equipment, net	4,167,111	4,246,832
Total Assets	$9,057,124	$11,311,819

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Short-term loans	$2,497,007	$2,668,604
Short-term loans - related parties	130,755	280,755
Current portion of long-term debts	333,794	301,076
Convertible notes	812,087	987,639
Convertible notes - related party	652,800	-
Accounts payable	9,275,023	10,389,978
Accounts payable - related parties	366,437	308,407
Other payables and accrued liabilities	4,941,131	3,467,637
Other payables - related parties	374,668	367,709
Operating lease liabilities - current	128,254	262,380
Shares subscription paid in advance	238,000	-
Tax accrual	478,401	501,374
Deferred income - Contract liabilities	49,724	144,790
Deferred income - Contract liabilities - related party	86,468	86,468
Total Current Liabilities	20,364,549	19,766,817

NON-CURRENT LIABILITIES
Long-term debts, net of current portion	5,518,413	5,678,550
Operating lease liabilities, net of current portion	144,610	205,602
Total Non-Current Liabilities	5,663,023	5,884,152

Total Liabilities	26,027,572	25,650,969

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT
Preferred Stock ($0.0001 par value, 1,000,000 shares authorized, none issued and
outstanding at June 30, 2025 and December 31, 2024, respectively)	-	-
Common Stock ($0.0001 par value,100,000,000 shares authorized,7,512,769 and 2,445,364
shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively)*	753	246
Additional paid-in capital	11,554,958	10,396,274
Accumulated deficit	(28,525,437)	(24,734,689)
Accumulated other comprehensive loss	(722)	(981)
Total Stockholders' Deficit	(16,970,448)	(14,339,150)

Total Liabilities and Stockholders' Deficit	$9,057,124	$11,311,819

*	Giving retroactive effect to reverse recapitalization effected on March 11, 2024 and the 1-for-30 reverse stock split effected on November 21, 2024

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NATURE’S MIRACLE HOLDING INC., SUBSIDIARIES AND VIE

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended	For the Three Months Ended	For the Six Months Ended	For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE (including related party revenue of $58,616 and $588,720 for the three months ended June 30, 2025 and 2024; $76,038 and $994,098 for the six months ended June 30, 2025 and 2024)	$484,009	$3,404,967	$1,590,828	$5,609,687

COST OF REVENUE	455,051	2,952,747	1,386,570	4,845,150

GROSS PROFIT	28,958	452,220	204,258	764,537

OPERATING EXPENSES:
Selling, general and administrative	1,025,625	1,722,715	2,338,736	3,027,534
Provision for credit losses	155,984	14,176	179,267	24,391
Total operating expenses	1,181,609	1,736,891	2,518,003	3,051,925

LOSS FROM OPERATIONS	(1,152,651)	(1,284,671)	(2,313,745)	(2,287,388)

OTHER INCOME (EXPENSE)
Interest expense, net	(606,326)	(486,586)	(1,503,343)	(788,975)
Non cash finance expense	-	-	-	(1,000,000)
Gain on loan extinguishment	-	-	40,000	-
Other (expense) income	(11,960)	3,738	(11,960)	3,738
Total other expense, net	(618,286)	(482,848)	(1,475,303)	(1,785,237)

LOSS BEFORE INCOME TAXES	(1,770,937)	(1,767,519)	(3,789,048)	(4,072,625)

PROVISION FOR INCOME TAXES	-	800	1,700	2,500

NET LOSS	$(1,770,937)	$(1,768,319)	$(3,790,748)	$(4,075,125)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(135)	(83)	259	(33)
COMPREHENSIVE LOSS	$(1,771,072)	$(1,768,402)	$(3,790,489)	$(4,075,158)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK*
Basic and diluted	5,933,784	880,467	5,295,072	826,449

LOSS PER SHARE
Basic and diluted	$(0.29)	$(2.01)	$(0.72)	$(4.93)

*	Giving retroactive effect to reverse recapitalization effected on March 11, 2024 and the 1-for-30 reverse stock split effected on November 21, 2024

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NATURE’S MIRACLE HOLDING INC., SUBSIDIARIES AND VIE

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN STOCKHOLDERS’ DEFICIT

	Preferred stock		Common stock		Additional paid in	Accumulated	Accumulated other comprehensive
	Shares	Amount	Shares*	Amount	capital	Deficit	loss	Total
BALANCE, December 31, 2024	-	$-	2,445,364	$246	$10,396,274	$(24,734,689)	$(981)	$(14,339,150)
Stock compensation expense	-	-	84,091	8	84,928	-	-	84,936
Shares to be issued for stock compensation	-	-	(834)	-	-	-	-	-
Shares issued through warrants exercises	-	-	1,839,023	184	865,239	-	-	865,423
Shares issued through debt-to-equity conversion	-	-	568,182	57	(57)	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	394	394
Net loss	-	-	-	-	-	(2,019,811)	-	(2,019,811)
BALANCE, March 31, 2025 (Unaudited)	-	$-	4,935,826	$495	$11,346,384	$(26,754,500)	$(587)	$(15,408,208)
Stock compensation expense	-	-	-	-	60,957	-	-	60,957
Shares issued through convertible notes conversion	-	-	2,576,943	258	147,617	-	-	147,875
Foreign currency translation adjustments	-	-	-	-	-	-	(135)	(135)
Net loss	-	-	-	-	-	(1,770,937)	-	(1,770,937)
BALANCE, June 30, 2025 (Unaudited)	-	$-	7,512,769	$753	$11,554,958	$(28,525,437)	$(722)	$(16,970,448)

	Preferred stock		Common stock		Additional paid in	Accumulated	Accumulated other comprehensive
	Shares	Amount	Shares*	Amount	capital	Deficit	loss	Total
BALANCE, December 31, 2023	-	$-	742,416	$74	$1,528,926	$(8,247,862)	$(1,075)	$(6,719,937)
Issuance of shares upon the reverse recapitalization	-	-	134,476	13	-	(2,833,487)	-	(2,833,474)
Additional shares issued in connection with reverse recapitalization	-	-	5,114	1	(1)	-	-	-
Stock compensation expense	-	-	2,091	-	171,897	-	-	171,897
Shares to be issued for stock compensation	-	-	(2,091)	-	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	50	50
Net loss	-	-	-	-	-	(2,306,806)	-	(2,306,806)
BALANCE, March 31, 2024 (Unaudited)	-	$-	882,006	$88	$1,700,822	$(13,388,155)	$(1,025)	$(11,688,270)
Stock compensation expense	-	-	5,416	1	195,907	-	-	195,908
Shares to be issued for stock compensation	-	-	(416)	-	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	(83)	(83)
Net loss	-	-	-	-	-	(1,768,319)	-	(1,768,319)
BALANCE, June 30, 2024 (Unaudited)	-	$-	887,006	$89	$1,896,729	$(15,156,474)	$(1,108)	$(13,260,764)

*	Giving retroactive effect to reverse recapitalization effected on March 11, 2024 and the 1-for-30 reverse stock split effected on November 21, 2024

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NATURE’S MIRACLE HOLDING INC., SUBSIDIARIES AND VIE

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended	For the Six Months Ended
	June 30,	June 30,
	2025	2024
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,790,748)	$(4,075,125)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	79,721	79,720
Allowance for credit losses	179,267	24,391
Amortization of operating right-of-use asset	199,235	155,295
Amortization of debt issuance cost	102,158	-
Gain on loan extinguishment	(40,000)	-
Stock compensation expenses	145,893	367,805
Non cash finance expense	-	1,000,000
Change in operating assets and liabilities:
Accounts receivable	602,797	(1,253,986)
Inventories	1,075,582	876,751
Prepayments and other current assets	59,259	(207,731)
Prepayments - related parties	(2,700)	-
Security deposit	371,913	20,000
Accounts payable	(1,056,926)	796,876
Other payables and accrued liabilities	1,473,494	485,314
Accrued interest payable - related parties	5,187	34,203
Operating lease liabilities	(195,117)	(103,284)
Tax accrual	(22,973)	112,097
Deferred income - Contract liabilities	(95,066)	(54,841)
Net cash used in operating activities	(909,024)	(1,742,515)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan to Lakeshore	-	(40,000)
Deposit from investment of Future Tech	(721,000)	-
Net cash used in investing activities	(721,000)	(40,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the reverse recapitalization	-	1,120,177
Payments of transaction costs incurred by Lakeshore	-	(1,044,980)
Repayments of promissory note - related party of Lakeshore	-	(75,000)
Shares subscription paid in advance	238,000	-
Proceeds from exercise of warrants	865,423	-
Payments of deferred offering costs	-	(266,925)
Repayments on long-term loan	(127,419)	(130,689)
Short-term loan borrowing from third parties	447,555	2,487,500
Repayments on short-term loan from third parties	(599,152)	(498,760)
Repayments on short-term loan from related parties	(150,000)	-
Convertible notes borrowing	992,665	-
Repayments on convertible notes	(449,700)	-
Borrowings from other payables - related parties	4,772	-
Payments on other payables - related parties	(3,000)	-
Net cash provided by financing activities	1,219,144	1,591,323

EFFECT OF FOREIGN EXCHANGE ON CASH	260	(36)

CHANGES IN CASH	(410,620)	(191,228)

CASH AND CASH EQUIVALENTS, beginning of period	420,131	221,760

CASH AND CASH EQUIVALENTS, end of period	$9,511	$30,532

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$1,700	$3,315
Cash paid for interest	$322,981	$604,512

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
Right of use assets acquired under new operating leases	$-	$285,185
Reduce of right-of-use asset and operating lease liabilities based on modification	$-	$54,800
Accumulated deficit acquired upon the reverse recapitalization	$-	$1,603,020
Deferred offering cost converted to APIC upon the reverse recapitalization	$-	$1,100,857
Conversion of convertible notes into shares	$147,875	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Nature’s Miracle Holding Inc., Subsidiaries and VIE
Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 — Nature of business and organization

Nature’s Miracle Holding Inc., which until March 11, 2024 was known as LBBB Merger Corp. (the “Company”, “Nature’s Miracle”) is a company incorporated on August 1, 2022 under Delaware law as a wholly owned subsidiary of the Lakeshore Acquisition II Corp., a Cayman Islands exempted company (“Lakeshore”).

On March 11, 2024, Lakeshore merged with and into the Company for the sole purpose of reincorporating Lakeshore into the State of Delaware (“Reincorporation”). Immediately after the Reincorporation, the Company consummated the merger contemplated by the Merger Agreement between the Company and Nature’s Miracle, Inc., a Delaware corporation (“NMI”), resulting in the stockholders of NMI becoming 84.7% stockholders of the Company and the Company becoming the 100% stockholder of NMI. (“the Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of NMI common stock issued and outstanding immediately prior to the effective time was canceled and automatically converted into the right to receive the applicable pro rata portion of shares of the Company common stock, the aggregate value of which was equal to: (a) $230,000,000 minus (b) the estimated Closing Net Indebtedness (as defined in the Merger Agreement) (the “Merger Consideration”).

The Merger is considered as a reverse recapitalization in accordance with Accounting Standards Codification (“ASC”) 805-40. Under this method of accounting, Lakeshore will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on NMI’s stockholders comprise 84.7% of the voting power of the Company, directors appointed by NMI constituting three of the five members of the Company’s board of directors, NMI’s operations prior to the Merger comprising the only ongoing operations of the Company, and NMI’s senior management comprising all of the senior management of the Company.

Accordingly, for accounting purposes, the financial statements of the Company will represent a continuation of the financial statements of NMI with the Merger treated as the equivalent of NMI issuing stock for the net assets of Lakeshore, accompanied by a recapitalization. The net assets of Lakeshore will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented as those of NMI in financial statements of the Company. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

The Company is a growing agriculture technology company focusing on the greenhouse and cultivation industry and providing products to indoor growers in a CEA (Controlled Environment Agriculture) setting in North America.

Reorganization under NMI

NMI is a holding company incorporated on March 31, 2022 in Delaware. NMI has no substantial operations other than holding all the outstanding share capital of its subsidiaries. NMI, its subsidiaries and variable interest entity (“VIE”).

On June 1, 2022, NMI entered into the Share Exchange Agreements with the stockholders of Visiontech Group, Inc. (“Visiontech”, a California Company), resulting in the stockholders of Visiontech becoming 56.3% stockholders of NMI and NMI becoming the 100% stockholder of Visiontech.

The transaction was accounted as a reverse recapitalization in accordance with ASC 805. The process of identifying the accounting acquirer began with a consideration of the guidance in ASC 810-10 related to determining the existence of a controlling financial interest. The general rule provided by ASC 810-10 is that the party that holds directly or indirectly greater than 50% of the voting shares has a controlling financial interest. As such, NMI is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the stockholders of Visiontech to have a majority of the voting power of the post-combination company, Zhiyi (Jonathan) Zhang, former president of Visiontech, became the President of NMI, the relative size of Visiontech compared to NMI. Accordingly, for accounting purposes and the combination was treated as the equivalent of Visiontech issuing shares for the net assets of NMI, accompanied by a recapitalization. The net assets of NMI is stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination would be those of Visiontech.

On June 1, 2022, NMI also entered into the Share Exchange Agreements with the stockholders of Hydroman, Inc. (“Hydroman”, a California Company) to acquire 100% of Hydroman by issuing 6,844,000 shares of NMI’s common stock to the stockholders of Hydroman. The transaction was accounted for as a business combination according with ASC 805 where NMI (post combination with Visiontech) is both the legal and accounting acquirer. On November 11, 2024, Hydroman, Inc. changed its name to Hydroman Electric Corporation and will focus on business of electric vehicles distribution

On July 28, 2022, Nature’s Miracle (California), Inc., (“NMCA”), a California corporation wholly owned by NMI was incorporated. NMCA focuses on greenhouse development services and started providing container grow sales in first quarter of 2024.

On August 18, 2022, NMI acquired 100% interest of Photon Technology (Canada) Ltd, a Canadian company (“Photon”) for a total consideration of CAD $62,571 that was equivalent to $45,500. The purchase was accounted for as an asset purchase. Wei Yang, stockholder of NMI, was the sole stockholder of Photon prior to the acquisition. Upon completion of the acquisition, NMI has 100% of the equity interest of Photon, and Photon became a wholly-owned subsidiary of NMI. Photon will focus on manufacturing greenhouse and cultivation- related products. There was no material operation as of June 30, 2025.

On August 27, 2021, Visiontech and Upland 858 LLC (“Upland”), who share common stockholders with Visiontech, entered into a promissory note agreement. Upland is a special purchase entity set up to purchase and hold a warehouse located in California. Upland promised to pay to Visiontech the sum of $1,574,079, together with simple interest thereon at the rate of 4.9% per annum. All sums of principal and unpaid interest thereon shall be due and payable in full to Visiontech on August 28, 2026. On January 10, 2022, Upland entered into a $3,000,000 commercial loan at a fixed rate of 3.79% with Bank of the West. With the funding from Visiontech and the bank, Upland purchased a warehouse located in California at the price of $4,395,230. On February 1, 2022, Upland leased the warehouse to Visiontech through a single lease agreement. As such, Visiontech is exposed to the variability of the building owned by Upland and Upland is a VIE of Visiontech. Visiontech is the primary beneficiary of Upland since Visiontech has a controlling financial interest in Upland and it has both (1) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance (power) and (2) the obligation to absorb losses of the VIE that potentially could be significant to the VIE or the right to receive benefits from the VIE that potentially could be significant to the VIE.

On August 27, 2022, Upland entered into an assignment and assumption of unsecured promissory note with Zhiyi (Jonathan) Zhang, Vartor Vahe Doudakian and Yang Wei (collectively “Assignees”). Upland transferred to Assignees all of its right, title, duties, liabilities and obligation under the promissory note signed by and among Visiontech and Upland on August 27, 2021 in the original principal amount of $1,574,079. Visiontech also provided the consent to surrender its right to collect from Upland. As the stockholders are de facto agents of Visiontech, Visiontech and its de facto agents continue to bear the risk of losses or the rights to receive benefits from Upland. As such, in accordance with ASC 810, Upland is considered variable interest entity(“VIE”) of Visiontech and the financial statements of Upland was consolidated from the date of control and variable interest existed. See Note 4 for details.

On May 10, 2024, NM Data, Inc. (“NM Data”), a Nevada corporation wholly owned by the Company was incorporated. NM Data aimed at entering the data center and Bitcoin mining business.

On October 18, 2024, NM Rebate, Inc. (“NM Rebate”), a California corporation wholly owned by the Company was incorporated. NM Rebate focus on energy rebate solutions combined with the supply of LED lights that qualify for energy-saving rebates provided by large Utility companies throughout the U.S.

On November 18, 2024, the Company filed a certificate of amendment to its amended and restated certificate of incorporation to effect a one-for-thirty (1-for-30) reverse split (the “Reverse Split”). The Reverse Split became effective on November 21, 2024. As a result of the Reverse Split, every 30 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock, with no change to the par value per share. All share and per share data has been retroactively restated to reflect the current capital structure and the Reverse Split of the Company.

Note 2 — Going concern

In assessing liquidity, the Company monitors and analyzes cash on-hand and operating expenditure commitments. The Company’s liquidity needs are to meet working capital requirements and operating expense obligations. To date, the Company financed its operations primarily through cash flows from operations, debt financing from financial institution and related parties. As of June 30, 2025 and December 31, 2024, the Company had approximately $9,500 and $0.4 million in cash which primarily consists of bank deposits, which are unrestricted as to withdrawal and use. The Company’s working capital deficit was approximately $17.5 million and $14.6 million as of June 30, 2025 and December 31, 2024. The Company’s accumulated deficit and negative operating cashflow for the period ended June 30, 2025 amounted to $28,525,437 and $909,024, respectively.

Subsequent to June 30, 2025, the Company obtained approximately $0.6 million proceed from convertible notes for liquidity. See note 18 for further details.

The Company has experienced recurring losses from operations and negative cash flows from operating activities since 2022. In addition, the Company had, and may potentially continue to have, an ongoing need to raise additional cash from outside sources to fund its expansion plan and related operations. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these unaudited condensed consolidated financial statements are issued.

If the Company is unable to realize its assets within the normal operating cycle of a twelve (12) month period, the Company may have to consider supplementing its available sources of funds through the following sources:

●	financial support from the Company’s related parties and stockholders;

●	other available sources of financing from banks and other financial institutions;

●	equity financing through capital market.

The Company has a $20 million equity financing program (“ELOC”) with GHS Investment and this was declared effective by SEC. The Company can draw on this facility for its working capital needs and others.

The Company has access to investors who are providing convertible note financing for public companies and we have been utilizing the convertible note for part of our financing needs.

The shareholder of the Company also offers support for the Company. Big Lake Capital, LLC, a related party controlled by Tie Li (our Chairman and CEO) entered into a $2 million Convertible Promissory Note on April 11, 2025 with the initial tranche of $600,000. The Company may borrow up to an additional amount of $1,342,428 under the note.

The Company can make no assurances that required financings will be available for the amounts needed, or on terms commercially acceptable to the Company, if at all. If one or all of these events does not occur or subsequent capital raises are insufficient to bridge financial and liquidity shortfall, there would likely be a material adverse effect on the Company and would materially adversely affect its ability to continue as a going concern.

The unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 — Basis of presentation and summary of significant accounting policies

Basis of presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These unaudited condensed consolidated financial statements have been prepared on the same basis as its annual consolidated financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for the fair statement of the Company’s financial information. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2025, or for any other interim period or for any other future year. All intercompany balances and transactions have been eliminated in consolidation.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries, which include its wholly owned subsidiaries and VIE over which the Company exercises control and, when applicable, entities for which the Company has a controlling financial interest or is the primary beneficiary. All transactions and balances among the Company and its subsidiaries and VIE have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents consist of amounts held as cash on hand and bank deposits.

From time to time, the Company may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). The Company has not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash. The amount in excess of the FDIC insurance was $0 as of June 30, 2025.

Prepayments and other current assets

Prepaid expenses and other current assets primarily include prepaid expenses paid to product providers, and other deposits. Management regularly reviews the aging of such balances and changes in payment and realization trends and records allowances when management believes collection or realization of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made. As of June 30, 2025 and December 31, 2024, no allowance for doubtful account was recorded.

Accounts receivable, net

Starting from January 1, 2023, the Company adopted ASU No.2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”). The Company used a modified retrospective approach, and the adoption does not have an impact on our unaudited condensed consolidated financial statements. During the ordinary course of business, the Company extends unsecured credit to its customers. Accounts receivable are stated at the amount the Company expects to collect from customers. An allowance for expected credit loss is recorded in the period in which loss is determined to be probable based on lifetime expected losses considering historical, current, and forecasted conditions. Amounts deem uncollectible are written off against the allowance after all collection efforts have ceased.

Inventory

Inventory consists of finished goods ready for sale and is stated at the lower of cost and net realizable value. The Company values its inventory using the weighted average costing method. The Company’s policy is to include as a part of cost of goods sold any freight incurred to ship the product from its vendors to warehouses. Outbound freight costs related to shipping costs to customers are considered periodic costs and are reflected in cost of revenue. The Company regularly reviews inventory and considers forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of the inventory is less than cost, the Company makes provisions in order to reduce its carrying value to its estimated market value. The Company also reviews inventory for slow moving inventory and obsolescence and records impairment for obsolescence. For the three and six months ended June 30, 2025, there was no inventory impairment loss amounted to $0. For the three and six months ended June 30, 2024, there was no inventory impairment loss recorded.

Cost method investment

The Company accounts for investments with less than 20% of the voting shares and does not have the ability to exercise significant influence over operating and financial policies of the investee using the cost method. The Company records cost method investment at the historical cost in its unaudited condensed consolidated financial statements and subsequently records any dividends received from the net accumulated earrings of the investee as income. Dividends received in excess of earnings are considered a return of investment and are recorded as reduction in the cost of the investments.

Cost method investment is evaluated for impairment when facts or circumstances indicate that the fair value of the long-term investments is less than its carrying value. An impairment is recognized when a decline in fair value is determined to be other-than-temporary. The Company reviews several factors to determine whether a loss is other-than-temporary. These factors include, but are not limited to, the: (i) nature of the investment; (ii) cause and duration of the impairment; (iii) extent to which fair value is less than cost; (iv) financial condition and near-term prospects of the investments; and (v) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value. No event had occurred and indicated that other-than-temporary impairment existed and therefore during the three and six months ended June 30, 2025, the Company did not record any impairment charges for its investments. During the three and six months ended June 30, 2024, the Company did not record any impairment charges for its investments.

Deposits

Deposit consists of security deposits for vendors and deposits for acquisition. To maintain a stable supply for goods and build a long-term relationship, the Company may pay certain amount of funds to its vendors as security deposits which are recorded as non-current assets on the balance sheet depending on its return date. On November 22, 2024, NM Data entered into an investment agreement to acquire 51% of Future Tech Incorporated (“Future Tech”), an Ohio-based company, for the development and construction of a 50MW high density data center and a vertical farming facility in Stryker, Ohio. The closing of the acquisition of Future Tech is subject to Future Tech’s executing an electricity sales and purchase agreement with a certain supplier set forth in the agreement and Future Tech entering into a ten-year lease option to purchase indoor space as set forth in the agreement. As of June 30, 2025, the deposit for acquisition of Future Tech was $721,000.

Property and equipment

Property and equipment are stated at historical cost. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Useful Life
Machinery and equipment	5 years
Computer and peripherals	3 years
Trucks and automobiles	5 years
Buildings	39 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statements of operations. Expenditures for maintenance and repairs are expensed as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

Deferred offering costs

Deferred offering costs consist primarily of expenses paid to attorneys, consultants, underwriters, and etc. related to its merger transaction. The balance has been offset with the proceeds received after the close of the offering.

Fair value measurement

The Company adopted ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company measures fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Fair values of financial instruments

Financial instruments include cash and cash equivalents, accounts receivable, prepayments, loan receivable, and other current assets, other payable and accrued liabilities, accounts payable — related parties, short term loans and taxes payable. The Company considers the carrying amount of short-term financial instruments to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. The Company’s long-term debts are measured at amortized cost, no fair value option is elected.

Revenue recognition

The Company follows Accounting Standards Codification (“ASC”) 606 Revenue Recognition and recognizes revenue from product sales revenues, net of promotional discounts and return allowances, when the following revenue recognition criteria are met: a contract has been identified, separate performance obligations are identified, the transaction price is determined, the transaction price is allocated to separate performance obligations and revenue is recognized upon satisfying each performance obligation.

The Company is a growing agriculture technology company providing CEA hardware products to growers in the controlled environment agriculture industry setting in North America.  Majority of the Company’s products were grow lights and related products for the indoor growing settings. Starting from first quarter of 2024, the Company also provides indoor grow containers to its customers.

The Company’s contracts with customers where the amounts charged per product is fixed and determinable, the specific terms of the contracts were agreed on by the Company including payment terms which are typically 30 to 60 days for existing customers and prepaid for most new customers. In certain contracts involving sales to customers that entered into rebate programs who can get rebates with utility companies for using LED lighting, payment term ranges from 60 to 120 days.

The Company’s performance obligation is to deliver the products to customers. For indoor grow container products, the Company also involved in customization of the products to suit customer’s specific needs. The provision of customization and configuration to meet certain technical specification per US market and delivery of product is considered one performance obligation as the services provided are not distinct within the context of the contract whereas the customers can only obtain benefit when the services and products are provided together. At times, the Company may charge customers shipping and handling for delivery of products, control of goods does not transfer to the customer before shipment, therefore shipping is not a promised service to the Company and is not considered a separate performance obligation. Any fee charged for shipping would be included in the transaction price for the good.

Transaction prices are mostly fixed. In some contracts, when determining the transaction price, the Company adjusts consideration for the effects of the time value of money if the timing of payments provides the Company with a significant benefit of financing. The Company does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customers and the transfer of the promised goods or services to the licensees will be one year or less.  For customers that entered into rebate programs with utility companies, transaction price may depend on level of energy saving the products achieved. The Company estimated the amount of consideration using the expected value of the most likely amount depending on which method the Company expects to better predict the amount of consideration to which it will receive with a constraint applied such that a significant reversal of revenue is not probable.

The Company transfers the risk of loss or damage upon shipment, therefore, revenue from product sales is recognized at a point in time when control of product transfer to customer and the Company has no further obligation to provide services related to such product evidenced by customer signing acceptances upon receipt of goods. Return allowances, which reduce product revenue by the Company’s best estimate of expected product returns, are estimated using historical experience.

The Company evaluates the criteria of ASC 606 — Revenue Recognition Principal-Agent Considerations in determining whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. The Company ships the products according to shipping terms on the purchase order or sales order. Once delivery is complete, the Company then sends an invoice to the customer according to the quantity and price of shipment.

The Company evaluates the indicators of control in accordance with ASU 2016-08: 1) the Company is the most visible entity to customers and assumes fulfilment risk and risks related to the acceptability of products, including addressing customer inquiries directly and handling of product returns or refunds directly if any. For grow light products, the Company has its own brand for marketing. For indoor grow containers products, the Company is also involved in the design and technical specification of the products to meet requirement in the US market. 2) The Company assumes inventory risk either through storing the products in its own warehouses; or for drop shipments directly from vendors, the Company takes the title from vendors through inspection and acceptance and is responsible for product damage during shipment period prior to acceptance of its customers and is also responsible for product return if the customer is not satisfied with the products. 3) The Company determines the resale price of the products. 4) The Company is the party that directs the use of the inventory and can prevent the vendor from transferring the product to a customer or to redirect the products to a different customer, after evaluating the above scenario, the Company considers itself the principal of these arrangements and records revenue on a gross basis.

The Company’s disaggregate revenue stream by products are summarized below:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Grow light	$382,673	$3,350,684	$1,233,572	$5,377,250
Indoor grow containers	-	-	-	143,781
Grow media and others	101,336	54,283	357,256	88,656
Total revenues	$484,009	$3,404,967	$1,590,828	$5,609,687

Prepayments received from customers prior to the delivery of goods to customers or picked up by the customers are recorded as contract liability under the account Deferred income — contract liabilities.

Movements of deferred income — contract liabilities (including related party) consisted of the following as of the date indicated:

	As of June 30, 2025	As of December 31, 2024
Beginning balance	$231,258	$118,909
Prepayments from customers	212,744	1,054,171
Recognized as revenues	(307,810)	(941,822)
Ending balance	$136,192	$231,258

The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the transaction price of the related transaction.

Sales discounts are recorded in the period in which the related sale is recognized. Sales return allowances are recorded and estimated based on historical returns which were generally immaterial to the Company.

Estimated warranty are immaterial because suppliers provide a warranty period of 1-5 years for all products, varying depending on the product type. After customers provide their purchase invoices and serial numbers for the return products, the factories will issue the replacement products. Additionally, the factories will also bear the corresponding shipping costs, making the company’s warranty expenses negligible.

Cost of revenue

Cost of revenue mainly consist of costs for purchases of products and related storage, warehouse rent, outbound freight, delivery fees and payroll related expenses.

Segment reporting

The Company follows ASC 280, Segment Reporting. The Company’s chief operating decision maker, the Chief Executive Officer, reviews the results of operations when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company’s long-lived assets are all located in California, United States, and substantially all the Company’s revenues are derived from within the USA. Therefore, no geographical segments are presented.

Leases

The Company follows ASC 842 — Leases (“ASC 842”), which requires lessees to record right-of-use (“ROU”) assets and related lease obligations on the balance sheet, as well as disclose key information regarding leasing arrangements.

ROU assets represent our right to use an underlying asset for the lease terms and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. The Company follows the provisions of ASC 740 and has analyzed filing positions in each of the federal and state jurisdictions where the Company is required to file income tax returns, as well as open tax years in such jurisdictions. The Company has identified the U.S. federal jurisdiction, and the states of Delaware, as its “major” tax jurisdictions.

The Company believes that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. The Company’s policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Stock-based compensation

The Company accounts for stock-based compensation awards to employees in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”, which requires that stock-based payment transactions with employees be measured based on the grant-date fair value of the equity instrument issued and recognized as compensation expense over the requisite service period. To the extent a stock-based award is subject to a performance condition, the amount of expense recorded in a given period, if any, reflects an assessment of the probability of achieving such performance condition, with compensation recognized once the event is deemed probable to occur. Forfeitures are recognized as incurred.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC Topic 718 amended by ASU 2018-07. Under FASB ASC Topic 718, stock compensation granted to non-employees has been determined as the fair value of the consideration received or the fair value of equity instrument issued, whichever is more reliably measured and is recognized as an expense as the goods or services are received.

Warrants

The Company evaluates the public and private warrants as either equity-classified or liability-classified instruments based on an assessment of the warrants’ specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. Pursuant to such evaluation, both public and private warrants are classified in shareholders’ equity.

For issued warrants that meet all of the criteria for equity classification and issued with debt instruments, the proceeds from the sale of the debt instruments are allocated to the two elements based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at time of issuance. The portion of the proceeds so allocated to the warrants is accounted for as paid-in capital. The remainder of the proceeds is allocated to the debt instrument portion of the transaction at a discount and amortized over the term of the debt instrument using the effective interest rate method.

Convertible notes

Upon adoption of ASU 2020-06 on January 1, 2021, the elimination of the beneficial conversion feature (“BCF”) and cash conversion models in ASC 470-20 that requires separate accounting for embedded conversion features in convertible instruments results in the convertible debt instruments being recorded as a single liability (i.e., there is no separation of the conversion feature, and all proceeds are allocated to the convertible debt instruments as a single unit of account). Unless conversion features are derivatives that must be bifurcated from the host contracts in accordance with ASC 815-15 or, in the case of convertible debt, if the instruments are issued with a substantial premium, in the latter case, ASC 470-20-25-13 requires the substantial premium to be attributable to the conversion feature and recorded in additional paid-in capital (APIC).

Commitments and Contingencies

In the ordinary course of business, the Company is subject to certain contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and specific facts and circumstances of each matter.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company, A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities. ‘Transactions involving related parties cannot be presumed to be carried out on an arm’s - length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Loss per share

Basic loss per share is computed by dividing net loss attributable to holders of common stock by the weighted average number of common stock outstanding during the year. Diluted loss per share presents the dilutive effect on a per share basis of the potential common stock (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted loss per share.

Recently issued accounting pronouncements

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. The Company is currently evaluating the potential impact of adopting this new guidance on its unaudited condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires the disaggregation of certain expenses in the notes of the financials, to provide enhanced transparency into the expense captions presented on the face of the income statement. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027 and may be applied either prospectively or retrospectively. The Company is currently evaluating the impact that ASU 2024-03 will have on its related disclosures.

In November 2024, the FASB issued ASU 2024-04, Debt–Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversion of Convertible Debt Instruments (“ASU 2024–04”), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU 2024-04 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06, which includes the Company. Adoption can be on a prospective or retrospective basis. The Company adopted ASU 2024-04 effective January 1, 2025 on a prospective basis.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 4 — Variable interest entity

The Company does not have direct ownership in Upland but has been actively involved in their operations and has the power to direct the activities and significantly impact Upland’s economic performance. The Company also bears the risk of losses from Upland. As such, in accordance with ASC 810, Upland is considered variable interest entity (“VIE”) of the Company and the financial statements of Upland was consolidated from the date of control and variable interest existed.

Based on the loan agreement between its creditor and Upland 858 LLC, the loan is a non-recourse debt secured by the assets owned by Upland 858 LLC only and guaranteed by the stockholders of Upland 858 LLC only. Upland 858 LLC’s creditor will have no-recourse to Visiontech which is considered to be the primary beneficiary of the VIE structure but not the legal owner of Upland 858 LLC:

Accordingly, the accounts of Upland were consolidated in the accompanying financial statements as VIE of Visiontech from January 2022 when Upland acquired the warehouse in California.

The carrying amount of the assets and liabilities are as follows:

As of June 30, 2025
Cash	$16,506
Property and equipment, net	4,091,652
Total assets	$4,108,158

Current portion of long-term debt	$85,380
Long-term debt, net of current portion	2,644,568
Accrued expenses	151
Intercompany payable to Visiontech	1,383,113
Total liabilities	$4,113,212

The operating results of VIE included in the unaudited condensed consolidated statements of operations are as follows for the period indicated:

	For the three months ended June 30, 2025	For the six months ended June 30, 2025
Revenue*	$83,211	$166,421
Selling, general and administrative	54,480	84,066
Interest expense	24,822	49,294
Income tax	-	1700
Net loss	$3,909	$31,361

*	Upland generated its revenue from leasing the warehouse to Visiontech. Revenue of Upland was fully eliminated on the unaudited condensed consolidated statements of operations.

Note 5 — Reverse recapitalization

On March 11, 2024, Lakeshore merged with and into the Company for the sole purpose of reincorporating Lakeshore into the State of Delaware. Immediately after the Reincorporation, the Company consummated the merger between the Company and NMI, resulting in the stockholders of NMI becoming 84.7% stockholders of the Company and the Company becoming the 100% stockholder of Nature’s Miracle. Lakeshore was treated as the “acquired” company for financial reporting purposes. Accordingly, the financial statements of the Company represent the continuation of the financial statements of NMI, with the Merger reflected as the equivalent of NMI issuing ordinary shares for the net assets of Lakeshore, accompanied by a recapitalization. The net assets of Lakeshore were recognized as of the closing date at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are those of NMI. The shares and corresponding capital amounts and all per share data related to NMI outstanding shares prior to the reverse recapitalization have been retroactively adjusted.

The following table presents the number of the Company’s common stock issued and outstanding immediately following the reverse recapitalization:

Common Stock
Lakeshore’s shares outstanding prior to reverse recapitalization	74,717
Shares issued to private rights	1,172
Conversion of the Lakeshore’s public shares and rights	26,337
Shares issued to service providers	26,718
Shares issued for commitment fee	5,114
Bonus shares issued to investors	5,533
Conversion of NMI’s shares into the Company’s ordinary shares	742,416
Total shares outstanding	882,006

In connection with the reverse recapitalization, the Company has assumed 120,858 warrants outstanding, which consisted of 115,000 public warrants and 5,858 private warrants. Both of the public warrants and private warrants met the criteria for equity classification. (see Note 13 Equity for details)

In connection with the reverse recapitalization, the Company raised approximately $1.1 million of proceeds, presented as cash flows from financing activities, which included the contribution of approximately $15.1 million of funds held in Lakeshore’s trust account, net of approximately $13.9 million paid to redeem 41,552 public shares of Lakeshore’s ordinary shares, approximately $1.0 million in transaction costs incurred by Lakeshore, and repayments of a promissory note in the amount of $75,000 issued to Lakeshore’s related party. NMI incurred approximately $1.2 million of transaction costs, which consisted of direct incremental legal and accounting fees in connection with the Merger. The net effect of the above with the net liabilities assumed from Lakeshore of approximately $1.6 million was recorded to the Company’s retained deficit of $2,833,474.

The following table reconcile the elements of the reverse recapitalization to the unaudited condensed consolidated statements of cash flows and the changes in shareholders’ equity (deficit):

As of March 11, 2024
Funds held in Lakeshore’s trust account	$15,067,702
Funds held in Lakeshore’s operating cash account	198
Less: amount paid to redeem public shares of Lakeshore’s ordinary shares	(13,947,723)
Proceeds from the reverse recapitalization	1,120,177
Less: payments of transaction costs incurred by Lakeshore	(1,044,980)
Less: repayments of promissory note – related party of Lakeshore’	(75,000)
Less: notes assumed from Lakeshore	(555,000)
Less: liability assumed from Lakeshore	(1,547,814)
Less: transaction costs paid by NMI	(1,230,857)
Add: receivable assumed from Lakeshore	500,000
Net liabilities assumed from issuance of common stock upon the Merger, balance classified to retained deficit	$(2,833,474)

Note 6 — Accounts receivable, net

Accounts receivable consisted of the following as of the date indicated:

	As of June 30, 2025	As of December 31, 2024
Accounts receivable	$2,503,283	$2,744,118
Less: allowance for credit losses	(1,060,079)	(915,074)
Subtotal accounts receivable, net	1,443,204	1,829,044

Accounts receivable - related party	$730,998	$1,092,960
Less: allowance for credit losses – related party	(150,773)	(116,511)
Subtotal accounts receivable – related party, net	$580,225	$976,449

Total accounts receivable	$3,234,281	$3,837,078
Total allowance for credit losses	(1,210,852)	(1,031,585)
Total accounts receivable, net	$2,023,429	$2,805,493

Provision for credit losses were $155,984 and $14,176 for the three months ended June 30, 2025 and 2024, respectively.

Provision for credit losses were $179,267 and $24,391 for the six months ended June 30, 2025 and 2024, respectively.

Movement of allowance:

Movement of allowance for expected credit losses (including related party) consisted of the following as of the date indicated:

	As of June 30, 2025	As of December 31, 2024
Beginning balance	$1,031,585	$669,974
Addition	179,267	408,569
Write-off	-	(46,958)
Ending balance	$1,210,852	$1,031,585

Note 7 — Cost method investment

Cost method investment consists of the following:

	As of June 30, 2025	As of December 31, 2024
10% Investment of Iluminar	$1,000,000	$1,000,000
Total	$1,000,000	$1,000,000

On April 11, 2023, one of the Company’s customers, Iluminar Lighting LLC (“Iluminar”) entered into Debt Conversion Agreement with the Company pursuant to which it will convert $1,000,000 of accounts receivable to 1,033,333 shares of Iluminar which is 10% of Iluminar’s outstanding shares. The shares were issued to the Company on March 31, 2023. No identified event or change in circumstances that would have a significant adverse effect on the value of investment and the Company determined no impairment was deemed necessary as of June 30, 2025.

Note 8 — Property and equipment, net

Property and equipment, net consist of the following:

	As of June 30, 2025	As of December 31, 2024
Trucks & Automobiles	$285,099	$285,099
Machinery & Equipment	67,847	67,847
Building	3,465,230	3,465,230
Land	930,000	930,000
Subtotal	4,748,176	4,748,176
Less: accumulated depreciation	(581,065)	(501,344)
Total	$4,167,111	$4,246,832

Depreciation expense for the three months ended June 30, 2025 and 2024 amounted to $39,861 and $39,860, respectively.

Depreciation expense for the six months ended June 30, 2025 and 2024 amounted to $79,721 and $79,720, respectively.

Note 9 — Loans payable

Short-term loans:

	As of June 30, 2025	As of December 31, 2024
Factor H (1)	$651,978	$685,172
Factor I (2)	128,634	207,921
Factor J (3)	40,623	28,838
Factor K (4)	68,820	66,404
Factor L(5)	138,563	-
Jie Zhang (6)	100,000	100,000
Peng Zhang (7)	560,000	560,000
RedOne Investment Limited (“RedOne”) (8)	230,000	230,000
Agile Capital Funding, LLC (9)	404,022	480,798
ClassicPlan Premium Financing, Inc. (10)	2,502	9,471
Maximcash Solutions LLC (11)	171,865	300,000
Total short-term loans	$2,497,007	$2,668,604

Short-term loans consist of account receivable factoring agreements, subordinated business loan and third parties loans as of June 30, 2025 and December 31, 2024.

(1)	On October 23, 2023, the Merchants entered into a standard merchant cash advance agreement with Factor H. The Company sold $768,500 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $503,500 was remitted to the Company, after the deduction of the total fees of $26,500. The Company agreed to pay a weekly installment of $22,814.84 for 32 weeks with a final extra payment of $38,500. The effective interest rate of this agreement was 85.36%. For the three and six months ended June 30, 2024, the Company paid $227,493 and $409,443 principal of the loan.

On May 2, 2024, the Merchants entered into another standard merchant cash advance agreement with Factor H. The Company sold $1,240,150 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $807,500 was remitted to the Company, after the deduction of the total fees of $42,500. The Company agreed to pay a weekly installment of $41,000 for 31 weeks. The effective interest rate of this agreement was 93.05%. The Company use this loan to pay off $175,314 previous loan with Factor H that dated on October 23, 2023. For the three and six months ended June 30, 2024, the Company paid $70,125 and $70,125 principal of the loan.

On November 18, 2024, the Merchants entered into another standard merchant cash advance agreement with Factor H. The Company sold $1,167,200 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $752,000 was remitted to the Company, after the deduction of the total fees of $48,000. The Company agreed to pay a weekly installment of $32,000 for 37 weeks. The effective interest rate of this agreement was 94.98%. The Company use this loan to pay off $566,150 previous loan with Factor H that dated on May 2, 2024. For the three and six months ended June 30, 2025, the Company paid $4,000 and $33,194 principal of the loan.

(2)	On August 29, 2024, the Merchants entered into a standard merchant cash advance agreement with Factor I. The Company sold $213,000 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $142,500 was remitted to the Company, after the deduction of the total fees of $7,500. The Company agreed to pay a weekly installment of $8,192 for 26 weeks. The effective interest rate of this agreement was 84.22%. For the three and six months ended June 30, 2025, the Company paid $0 and $0 principal of the loan.

On December 12, 2024, the Merchants entered into another standard merchant cash advance agreement with Factor I. The Company sold $319,500 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $213,750 was remitted to the Company, after the deduction of the total fees of $11,250. The Company agreed to pay a weekly installment of $13,313 for 24 weeks. The effective interest rate of this agreement was 84.03%. The Company use this loan to pay off $90,116 previous loan with Factor I that dated on August 29, 2024. For the three and six months ended June 30, 2025, the Company paid $8,510 and $79,287 principal of the loan.

(3)	On September 27, 2024, the Merchants entered into a standard merchant cash advance agreement with Factor J. The Company sold $72,500 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $47,470 was remitted to the Company, after the deduction of the total fees of $2,530. The Company agreed to pay a weekly installment of $3,021 for 24 weeks. The effective interest rate of this agreement was 88.98%. For the three and six months ended June 30, 2025, the Company paid $0 and $28,838 principal of the loan.

On February 11, 2025, the Merchants entered into another standard merchant cash advance agreement with Factor J. The Company sold $94,250 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price $61,070 was remitted to the company, after the deduction of the total fees $3,930. The Company agreed to pay a weekly installment of $6,732 for 14 weeks. The effective interest rate of this agreement was 89.54%. The Company use this loan to pay off $18,125 previous loan with Factor J that dated on February 10, 2025. For the three and six months ended June 30, 2025, the Company paid $8,010 and $20,447 principal of the loan.

(4)	On September 30, 2024, the Merchants entered into a standard merchant cash advance agreement with Factor K. The Company sold $181,250 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $115,955 was remitted to the Company, after the deduction of the total fees of $9,045. The Company agreed to pay a weekly installment of $7,552 for 24 weeks. The effective interest rate of this agreement was 94.36%. For the three and six months ended June 30, 2025, the Company paid $0 and $66,404 principal of the loan.

On February 11, 2025, the Merchants entered into another standard merchant cash advance agreement with Factor K. The company sold $147,000 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price $92,605 was remitted to the company, after the deduction of the total fees $7,395. The Company agreed to pay a weekly installment of $10,500 for 14 weeks. The effective interest rate of this agreement was 96.04%. The Company use this loan to pay off $37,760 previous loan with Factor K that dated on September 30, 2024. For the three and six months ended June 30, 2025, the Company paid $10,469 and $23,785 principal of the loan.

(5)	On February 7, 2025, the Merchants entered into a standard merchant cash advance agreement with Wave advance Inc (the “Factor L”). The Company sold $183,750 of its accounts receivable balances on a recourse basis for credit approved accounts. The net purchase price of $107,500 was remitted to the Company, after the deduction of the total fees of $8,750. The Company agreed to pay a weekly installment of $13,125 for 14 weeks. The effective interest rate of this agreement was 113.58%. For the three and six months ended June 30, 2025, the Company paid $0 and $116,250 principal of the loan.

On February 25, 2025, the Merchant entered into another standard merchant cash advance agreement with Factor L. The Company sold $280,770 of its accounts receivable balance on a recourse basis for credit approved accounts. The net purchase price $177,630 was remitted to the company, after the deduction of the total fees of $13,370. The Company agreed to pay a weekly installment of $17,550 for 16 weeks. The effective interest rate of this agreement was 95.63%. The Company use this loan to pay off $137,500 previous loan with Factor L that dated on February 7, 2025. For the three and six months ended June 30, 2025, the Company paid $16,999 and $39,067 principal of the loan.

These receivable purchase agreements were accounted for as secured borrowing under ASC 860 since there is no legal, actual, effective transfer of the receivables to the Factors. Rather, the Factors only have generally claim against the receivable pools not a particular receivable. As of June 30, 2025 and December 31, 2024, outstanding balance amounted to $1,028,618 and $988,336, respectively.

(6)	On October 30, 2023, NMI entered into a loan agreement with an independent third party pursuant to which the Company borrowed a principal amount of $100,000 with an annual interest rate of 12% for a term of one year. The loan was originally extended to April 15, 2025, subsequently extended to July 16, 2025, then extended to November 16, 2025. The loan balance as of June 30, 2025 and December 31, 2024 was $100,000 and $100,000, respectively.

(7)	On March 7, 2024, the Company’s subsidiary Nature’s Miracles entered into a loan agreement with Peng Zhang, a 2.5% shareholder of the Company. The amount of the loan is $1,405,000 with 10% interest and is due on March 7, 2025. For the year ended December 31, 2024, Nature’s Miracles made a payment of $500,000 toward the loan. On November 19, 2024, the Company entered into a debt-to-equity conversion agreement, under which Peng Zhang agreed to convert the $345,000 of loan balance into 130,682 shares of the Company’s common stock at a conversion price of $2.64 per share. The loan was originally extended to July 16, 2025, was subsequently subject to another debt-to-equity conversion agreement entered into on July 24, 2025, whereby the outstanding balance would be converted into 4,291,188 shares of the Company. As of June 30, 2025, the shares had not yet been issued. As of June 30, 2025 and December 31, 2024, the loan balance was $560,000 and $560,000.

(8)	On February 10, March 28, June 5, June 27, September 22, December 22, 2023 and February 20, 2024, Lakeshore entered into seven promissory notes with RedOne to which Lakeshore borrowed an aggregate principal amount of $380,000 with zero interest rate. On July 11, 2023, Lakeshore entered into a loan agreement with Deyin Chen (Bill) to which Lakeshore borrowed a principal amount of $125,000 with an annual interest rate of 8%. This loan was extended to March 11, 2024 with interest waived pursuant to a Side Letter to the loan agreements dated December 8, 2023. A payment of $75,000 was made upon close of the Merger on March 11, 2024 and the loan balance of $50,000 owed to Deyin Chen (Bill) was assigned to RedOne and the Company assumed the outstanding balance. The loan bears interest of 8% per annum. $50,000 was paid on July 29, 2024 and $150,000 was paid on November 11, 2024.

The balance of $230,000, originally due by December 11, 2024, was revised to be paid in two equal installments: the first installment of $115,000 no later than March 31, 2025, and the second installment of $115,000 no later than June 30, 2025. Both installments were extended to July 15, 2025, subsequently extended to September 10, 2025.

(9)	On June 6, 2024, the Merchants entered into a subordinated business loan and security agreement with Agile Capital Funding, LLC and Agile Lending, LLC for the principal amount of $288,750, including the administrative agent fee of $13,750. The Company agreed to pay a weekly installment of $15,056 for 28 weeks. The effective interest rate of this agreement was 90.22%. The collateral consists of the Company’s right, title and interest in and to including the Company’s financial assets, goods, accounts, equipment, inventory, contract rights or rights to payment of money. The Company received the net proceeds on June 7, 2024. For the three and six months ended June 30, 2024, the Company paid $19,192 and $19,192 principal of the loan.

On September 25, 2024, the Merchants entered into another subordinated business loan and security agreement with Agile Capital Funding, LLC and Agile Lending, LLC for the principal amount of $315,000, including the administrative agent fee of $15,000. The Company agreed to pay a weekly installment of $16,425 for 28 weeks. The effective interest rate of this agreement was 90.22%. The Company use this loan to pay off $195,806 previous loan with Agile Capital Funding, LLC and Agile Lending, LLC that dated on June 6, 2024. For the three and six months ended June 30, 2025, the Company paid $0 and $0 principal of the loan.

On November 21, 2024, the Merchants entered into another subordinated business loan and security agreement with Agile Capital Funding, LLC and Agile Lending, LLC for the principal amount of $575,000, including the administrative agent fee of $28,750. The Company agreed to pay a weekly installment of $29,982 for 28 weeks. The effective interest rate of this agreement was 90.80%. The Company use this loan to pay off $331,388 previous loan with Agile Capital Funding, LLC and Agile Lending, LLC that dated on September 25, 2024. For the three and six months ended June 30, 2025, the Company paid $0 and $76,776 principal of the loan.

(10)	On December 1, 2024, Visiontech and ClassicPlan Premium Financing, Inc., entered into a premium financing agreement with a total gross policy premium and related fees of $15,465 and financed $10,559 of it. Visiontech needs to pay a monthly installment of $1,286 for nine months with the last installment due on August 1, 2025. The effective interest rate of this loan was 22.57%. During the three and six months ended June 30, 2025, the Company paid $3,582 and $6,969 principal of the loan.

(11)	On December 30, 2024, the Merchants entered into a business loan and security agreement (the “Agreement”) with Maximcash Solutions LLC (the “Maxim”). Under the Agreement, the Maxim loaned $311,000 to the Company, which includes an $11,000 origination fee deducted at the time of funding. This loan carries an interest rate of 51.64% and an annual percentage rate of 59.40%. The loan matures on January 14, 2026. The Company will repay the Loan in 26 biweekly payments of $15,430, with a total repayment amount of $401,190 over a 12-month term. The loan is secured by all present and after-acquired property of the Company. As security to the loan, the Company shall issue 311,000 shares of its common stock to Maximin in the event of a loan default. For the three and six months ended June 30, 2025, the Company paid $63,824 and $128,135 principal of the loan.

Interest expenses for short term loans amounted to $327,994 and $304,302 for the three months ended June 30, 2025 and 2024, respectively.

Interest expenses for short term loans amounted to $980,715 and $428,215 for the six months ended June 30, 2025 and 2024, respectively.

Short-term loans — related parties: refer to Note 11 Related Party transactions.

Long-term debts:

Long-term debts consist of three auto loans, one building loan, and one secured business loan as of June 30, 2025 and December 31, 2024.

The outstanding amount of the auto loans were $62,400 and $80,238 as of June 30, 2025 and December 31, 2024, respectively. On February 27, 2021, the Company purchased a vehicle for $68,802 and financed $55,202 of the purchase price through an auto loan. The loan requires monthly installment payment of $1,014 with the last installment due on February 28, 2026. On June 8, 2021, the Company purchased the second vehicle for $86,114 and financed $73,814 of the purchase price through auto loan. The loan requires monthly installment payment of $1,172 with the last installment due on June 23, 2027. On September 28, 2022, the Company purchased the third vehicle for $62,230 and financed $56,440 of the purchase price through auto loan. The loan requires a monthly installment payment of $1,107 with the last installment due on September 28, 2027. During the three and six months ended June 30, 2025, the Company made total payments of $8,973 and $17,838 towards the auto loans, respectively. During the three and six months ended June 30, 2024, the Company made total payments of $8,541 and $16,980 towards the auto loans, respectively.

Minimum required principal payments towards the Company’s auto loans are as follows:

Twelve months ended June 30,	Repayment
2026	$32,944
2027	26,171
2028	3,285
Total	$62,400

The outstanding amount of the building loan was $2,729,947 and $2,771,645 as of June 30,2025 and December 31, 2024, respectively. On January 10, 2022, the Company purchased one building and land for $4,395,230 and financed $3,000,000 of the purchase price through Bank of the west. The loan requires monthly installment payment of $15,165 with the last installment due on January 10, 2032. During the three and six months ended June 30, 2025, the Company made total payments of $20,674 and $41,698 towards the loan, respectively. During the three and six months ended June 30, 2024, the Company made total payments of $19,930 and $39,957 towards the loan, respectively.

Minimum required principal payments towards the Company’s building loan are as follows:

Twelve months ended June 30,	Repayment
2026	$85,380
2027	88,495
2028	91,477
2029	95,062
2030	98,531
Thereafter	2,271,002
Total	$2,729,947

The outstanding amount of the secured business loan was $3,059,859 and $3,127,742 as of June 30,2025 and December 31, 2024, respectively. On June 14, 2023, the Company’s subsidiaries Visiontech and Hydroman entered into a secured business loan agreement with Newtek Business Services Holdco 6, Inc. for a principal sum of up to $3,700,000 with a maturity date of July 1, 2033. The loan is secured by the Company’s building and guaranteed by the Company’s major stockholders. During the three and six months ended of June 30, 2025, the Company made total payments of $39,719 and $67,883 towards the loan, respectively. During the three and six months ended June 30, 2024, the Company made total payments of $37,629 and $73,752 towards the loan, respectively.

Minimum required principal payments towards the Company’s secured business loan 2025 are as follows:

Twelve months ended June 30,	Repayment
2026	$215,470
2027	231,396
2028	272,480
2029	320,858
2030	377,826
Thereafter	1,641,829
Total	$3,059,859

Interest expenses for long term loans amounted to $151,340 and $159,385 for the three months ended June 30, 2025 and 2024, respectively.

Interest expenses for long term loans amounted to $304,333 and $320,304 for the six months ended June 30, 2025 and 2024, respectively.

Note 10 — Convertible notes

The Company entered into a series of convertible note agreements with investors as described below. The Company also determined that the embedded conversions in the notes meets the scope exception to be considered indexed to a reporting’s own stock based on the two-step approach in accordance with ASC 815-40-15 and does not require to be separately accounted for as a derivative. As a result, the Company classified all the convertible notes as a debt instrument in its entirely.

On July 3, 2024, the Company entered into four convertible note agreements total of $410,000 from four investors. Each note bears 12% interest per annum and matures in 6 months. The Company shall repay the principal and accumulated interest after six months. If the investors choose to convert, the number of shares will be calculated by dividing the principal plus accumulated interest by $13.26. On November 19, 2024, the Company entered into four debt-to-equity conversion agreements, under which four investors agreed to convert a total of $410,000 into 155,303 shares of the Company’s common stock at a conversion price of $2.64 per share. However, the Company failed to complete the registration of the converted shares within 45 calendar days as require by the conversion agreements, the investors has elected to decline the conversion and has elected to reinstate the original debt liability in accordance with the original agreement and extended the maturity date to June and September 2025, with $230,000 maturing in June 2025 and $180,000 maturing in September 2025. The balance of these Notes were $410,000 and $410,000 as of June 30, 2025 and December 31, 2024.

On July 17, 2024, the Company entered into a securities purchase agreement with a certain investor pursuant to which the Company sold, in a private placement, a $180,000 convertible note with an original issue discount of $27,500, and a warrant to purchase up to 7,250 shares of common stock at an exercise price of $26.10 per share. The interest on the note was 12% per annum and the maturity date of the note was 12 months from July 17, 2024. The note can be converted into a fixed price of $12.00 per share. As consideration for entering into the securities purchase agreement, the Company issued a total of 6,000 shares to the investor on July 19, 2024. The warrant was exercisable on July 17, 2024 until five years from July 17, 2024. Approximately $58,090 from the convertible note proceeds was allocated to issuance of ordinary shares and warrants based on relative fair value. On July 30, 2024, the note was terminated as a result of the Company’s full payment of the note’s principal and accrued interest in the total amount of $212,400. As a result, all obligations under the note have been satisfied, and the note is no longer outstanding.

On August 13, 2024, the Company entered a securities purchase agreement with 1800 Diagonal Lending LLC (“Diagonal”), in connection with the issuance of a promissory note in the aggregate principal amount of $181,700, including an original issue discount of $23,700, closing expenses of $8,000 deducted from funding amount. The maturity date was June 15, 2025 and the interest rate of the note was 12% per annum. The initial funding was scheduled to be paid in 10 equal monthly installments of $20,350. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 25% of the market price. On April 16 and April 21, 2025, an aggregate of $20,000 and $23,701 of convertible note principal and accrued interest were converted into 222,222 and 263,342 shares of common stock, respectively. As of June 30, 2025 and December 31, 2024, the balance of this note was $0 and $92,045, respectively.

On September 18, 2024, the Company entered into another securities purchase agreement with Diagonal pursuant to which the Company sold to the Diagonal a convertible promissory note in the aggregate principal amount of $107,880 with an original issue discount of $14,880. The note bears a one-time interest charge of 13% and maturity date was July 15, 2025. Accrued, unpaid interest and outstanding principal, subject to adjustment, is required to be paid in five payments, with the first payment of $60,952 due on March 15, 2025, and the remaining four payments of $15,238 due on the fifteenth day of each month thereafter. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 25% of the market price. On May 5, May 9, and June 4, 2025, an aggregate of $22,160, $22,160 and $5,894 of convertible note principal and accrued interest were converted into 295,466, 295,466 and 148,090 shares of common stock, respectively. As of June 30, 2025 and December 31, 2024, the balance of this note were $0 and $85,000, respectively.

On October 14, 2024, the Company issued and sold to Diagonal a promissory note in the principal amount of $101,200 (reflecting a purchase price of $88,000 and an original issue discount of $13,200). The note bears a one-time interest charge of 14% of the principal amount. Accrued, unpaid interest and outstanding principal will be due in ten payments, each in the amount of $11,537. The first payment will be due November 15, 2024 with nine subsequent payments due on the 15th of each month thereafter. Only upon occurrence of an event of default under the note, the note will be convertible into common stock at a conversion price equal to 75% multiplied by the lowest trading price for the common stock during the ten trading days prior to the conversion date. On June 5, June 10, and June 12, 2025, an aggregate of $13,890, $13,590 and $11,630 of convertible note principal and accrued interest were converted into 324,912, 348,461 and 298,215 shares of common stock, respectively. As of June 30, 2025 and December 31, 2024, the balance of this note was $0 and $65,182, respectively.

On November 18, 2024, the Company signed one convertible note agreement of $90,000 from one investor. The note bears 12% interest per annum and matures in 6 months. The Company shall repay the principal and accumulated interest after six months. If the investors choose to convert, the number of shares will be calculated by dividing the principal plus accumulated interest by $29.31. On November 19, 2024, the Company entered into a debt-to-equity conversion agreement, under which the investor agreed to convert the $90,000 into 34,091 shares of the Company’s common stock at a conversion price of $2.64 per share. However, the Company failed to complete the registration of the converted shares within 45 calendar days as require by the conversion agreements, the investors has elected to decline the conversion and has elected to reinstate the original debt liability in accordance with the original agreement and extended the maturity date to September 2025. As of June 30, 2025 and December 31, 2024, the balance of this note was $90,000 and $90,000.

On December 17, 2024, the Company entered into a securities purchase agreement with a certain investor pursuant for a $180,000 convertible note with an original issue discount of $20,000. The note bears an annual rate of 12% and the maturity date of this note shall be December 17, 2025. The note can be converted into a fixed price of $2.50 per share. Net proceeds to the Company amounted to $150,000 (after deducting the fee paid to escrow agent of $10,000). The Company has also agreed to issue 118,000 shares of common stock for commitment fee, and a warrant to purchase up to 138,462 shares of common stock. As of December 31, 2024, the balance of this note was $164,483 and the shares and warrants were not issued. On January 21, 2025, the Company and investor mutually rescinded the above note and released the Company from all of its obligations. The Company returned the $160,000 to the investor on January 15, 2025. The company recognized the difference between the debt’s reacquisition price of $160,000 and net carrying amount of $180,000 and recognized $0 and $20,000 as a gain for the three and six months ended June 30, 2025.

On December 12, 2024, the Company entered into a convertible promissory note with Diagonal in the principal amount of $101,200 (reflecting a purchase price of $88,000 and an original issue discount of $13,200). The note bears 14% interest per annum and maturity date is December 15, 2025. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 25% of the market price. On June 20, 2025, an aggregate of $14,850 of convertible note principal and accrued interest were converted into 380,769 shares of common stock. As of June 30, 2025 and December 31, 2024, the balance of this note was $76,592 and $80,929, respectively.

On March 26, 2025, the Company signed a convertible note with Black Ice Advisors, LLC, face value of the note is $111,111, interest at 10%. The maturity date of this note was on March 26, 2026. Principal and accrued interest can be converted into shares of common stock of the Company at a 35% discount to lowest trading price with a 20 day look back. The note can be prepaid within 6 months at 120% of principal and accrued interest. The net funds provided was $95,000 after deducting legal fees. On May 7, 2025, the Company made a principal payment of $100,000 on the note. As of June 30, 2025, the balance of this note was $9,924.

On May 7, 2025, the Company entered into another securities purchase agreement with Diagonal pursuant to which the Company sold to the Diagonal a convertible promissory note in the aggregate principal amount of $140,250 with an original issue discount of $12,750 and closing expenses of $7,500 deducted from funding amount. The note bears an annual interest charge of 14% and maturity date was February 28, 2026. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 35% of the market price. As of June 30, 2025, the balance of this note was $123,682.

On June 10, 2025, the Company entered into another securities purchase agreement with Diagonal pursuant to which the Company sold to the Diagonal a convertible promissory note in the aggregate principal amount of $126,260 with an original issue discount of $19,260 and closing expenses of $7,000 deducted from funding amount. The note bears an annual interest charge of 12% and maturity date was August 15, 2026. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 35% of the market price. As of June 30, 2025, the balance of this note was $101,889.

Interest expenses in connection with the convertible notes for the three and six months ended June 30, 2025 amounted to $117,404 and $202,661,   respectively.

Note 11 — Related party transactions

Purchases and accounts payable – related parties:

UniNet Global Inc. (“Uninet”), a vendor whose stockholder is Zhiyi (Jonathan) Zhang who is also one of the stockholders and management of the Company, sold certain products to Visiontech. On September 24, 2024, the Company entered into a trade payable forgiveness agreement with Visiontech, Uninet and NMI, relating to the cancellation of a portion of outstanding trade payables owed by Visiontech to Uninet. Visiontech owed Uninet a trade payable in the amount of $2,713,073 as of June 30, 2024. Pursuant to the trade payable forgiveness agreement, Uninet agreed to cancel the outstanding trade payable of $2,135,573, leaving a remaining balance of $577,500 still payable by Visiontech to Uninet. The debt forgiveness was recorded as an increase in additional paid in capital of $2,135,573 as a result of related party transaction. On November 19, 2024, the Company entered into a debt-to-equity conversion agreement with Visiontech, Uninet, and NMI, under which the remaining balance of $577,500 to be converted into 218,750 shares of common stock for Jonathan Zhang at a conversion price of $2.64 per share. As of June 30, 2025 and December 31, 2024, the outstanding accounts payable amount due to Uninet was $0 and $0.

On April 11, 2023, one of the Company’s customers and vendors, Iluminar Lighting LLC (“Iluminar”) entered into Debt Conversion Agreement with the Company pursuant to which it will convert $1,000,000 of accounts receivable to 1,033,333 shares of Iluminar which is 10% of Iluminar’s outstanding shares. For the three and six months ended June 30, 2025, the purchases made from Iluminar was $0 and $58,031, respectively. For the three and six months ended June 30, 2024, the purchases made from Iluminar was $1,160 and $1,160, respectively. As of June 30, 2025 and December 31, 2024, the accounts payable amount due to Iluminar was $366,437 and $308,407, respectively.

Revenue and accounts receivable - related party:

For the three and six months ended June 30, 2025, the sales revenue from Iluminar was $58,616 and $76,038, respectively. For the three and six months ended June 30, 2024, the sales revenue from Iluminar was $588,720 and $994,098. As of June 30, 2025 and December 31, 2024, the account receivable, net from Iluminar was $580,225 and $976,449, respectively.

Prepayments - related party:

As of June 30, 2025 and December 31, 2024, the prepayments from Jonathan was $10,000 and $10,000, respectively and the prepayments from Mr Tie (James  ) Li was $2,700 and $0, respectively.

Deferred income – contract liabilities - related party:

As of June 30, 2025 and December 31, 2024, the deferred income - contract liabilities from Iluminar was $86,468 and $86,468, respectively.

Other payables — related parties

In 2022, Nature’s Miracle Inc. (Cayman) (“NMCayman”), former stockholders of NMI, currently under common control of Mr. Tie (James) Li, the Company’s CEO, paid a total amount of $345,000 of legal and audit fee for the Company. As of June 30, 2025 and December 31, 2024, the outstanding amount due to NMCayman was $170,000 and $170,000, respectively.

In 2021, Yang Wei, former shareholder of the Visiontech and current shareholder of the Company, paid a total amount of $23,813 of normal business operating fee for the Company. As of June 30, 2025 and December 31, 2024, the outstanding amount due to Yang Wei was $23,813 and $23,813, respectively.

In 2022, Zhiyi (Jonathan) Zhang, paid a total amount of $27,944 of normal business operating fee for the Company. On May 19, 2023, September 4, 2023, and July 1, 2024, Zhiyi (Jonathan) Zhang paid another $1,000, $557, $8,184 for normal business operating expenses, respectively. Furthermore, in 2024, Mr. Zhang contributed an additional $10,936 toward Company expenses. On October 11, 2023, the Company paid off $28,501 of the balance. In 2025, the Company paid another $3,000 of the balance. As of June 30, 2025 and December 31, 2024, the outstanding amount due to Zhiyi (Jonathan) Zhang was $17,120 and $20,120.

In September 2024, James Li paid a total amount of $30,000 of normal business operating fee for the NMCA and NMCA paid it back to James in November 2024. In 2025, James Li paid $6,300 of normal business operating fee for NMCA and NMCA paid it back in 2025, so as of June 30, 2025, the outstanding amount due to James Li was $0.

As of June 30, 2025, Nature’s Miracle Holding Inc. has an outstanding amount due to Mr. Tie (James) Li and Zhiyi (Jonathan) Zhang for $25,000 and $25,000 of board fees.

As of June 30, 2025 and December 31, 2024, accrued interest expense from related parties, were $108,963 and $103,776, respectively, which were included in other payable related parties on the Company’s balance sheets. (see Short-term loans — related parties for detail).

Short-term loans — related parties

	As of June 30, 2025	As of December 31, 2024
Zhiyi Zhang (1)	$60,000	$60,000
Tie Li (2)	35,000	185,000
NMCayman (3)	35,755	35,755
Total short-term loans – related parties	$130,755	$280,755

(1)	On November 29, 2022, Visiontech signed a loan with Zhiyi (Jonathan) Zhang, one of the stockholders of the Company, for the principal amount of $100,000 with 8% interest rate. This loan is originally required to be paid in full before May 29, 2023, the Company initially extended it to November 15, 2023, further extended to February 15, 2024, subsequently further extended to August 15, 2024 and April 15, 2025 and finally extended to October 16, 2025. During the year ended December 31, 2023, the Company paid $40,000 to Zhiyi Zhang. The loan balance as of June 30, 2025 and December 31, 2024 was $60,000 and $60,000. As of June 30, 2025 and December 31, 2024, the accrued interest of this loan was $14,459 and $12,079, respectively.

(2)	In December 2022, the Company signed two loans with Tie (James) Li, the Company’s CEO, for the total principal amount of $610,000 with 8% interest rate. This loan is originally required to be paid in full before June 1, 2023, the Company initially extended it to November 15, 2023. The Company made $500,000 payments towards the loan on June 16, 2023 and paid each $50,000 on July 29, 2024 and January 14, 2025. The $110,000 loan was further extended to February 15, 2024, subsequently extended to August 15, 2024 and April 15, 2025, and finally extended to October 16, 2025. The loan balance as of June 30, 2025 and December 31, 2024 was $10,000 and $60,000, respectively. The accrued interest of this loan as of June 30, 2025 and December 31, 2024 was $944 and $547, respectively.

On July 11, 2023, Lakeshore signed one loan with Tie (James) Li for a principal amount of $125,000 with 8% interest rate. This loan was required to be paid in full before November 11, 2023. On December 8, 2023, Lakeshore entered into a side letter to this loan agreement to extend the repayment to March 11, 2024 and agree to waive any and all interest and penalties that may have accrued commencing on November 11, 2023. This loan was subsequently extended to September 15, 2024 and April 15, 2025, and finally extended to October 16, 2025. The Company made $100,000 payments towards the loan on January 14, 2025. The loan balance as of June 30, 2025 and December 31, 2024 was $25,000 and $125,000, respectively. As of June 30, 2025, accrued interest of this loan was $3,512.

(3)

On January 17, 2023, the Company and NMCayman entered into a loan agreement for the principal amount of $318,270 with 8% interest rate. This loan is originally required to be paid in full before July 17, 2023, the Company initially extended it to November 15, 2023, further extended to February 15, 2024, subsequently extended to August 15, 2024 and April 15, 2025, and finally extended to October 16, 2025. On November 19, 2024, the Company entered into a debt-to-equity conversion agreement with NMCayman, under which $299,714 balance of this debt and $277,786 balance of another debt (see below) will be converted into 218,750 shares of common stock for James at a conversion price of $2.64 per share. As of June 30, 2025 and December 31, 2024, the loan balance was $18,556 and $18,556, respectively. As of June 30, 2025 and December 31, 2024, accrued interest of this loan was $46,916 and $46,180, respectively.

On January 17, 2023, the Company and NMCayman entered into a loan agreement for the principal amount of $294,985 with 8% interest rate. This loan is originally required to be paid in full before July 17, 2023, the Company initially extended it to November 15, 2023, further extended to February 15, 2024, subsequently extended to August 15, 2024 and April 15, 2025, and finally extended to October 16, 2025. On November 19, 2024, the Company entered into a debt-to-equity conversion agreement with NMCayman, under which $277,786 balance of this debt and $299,714 balance of another debt will be converted into 218,750 shares of common stock for James at a conversion price of $2.64 per share. As of June 30, 2025 and December 31, 2024, the loan balance was $17,199 and $17,199, respectively. As of June 30, 2025 and December 31, 2024, the accrued interest of this loan was $43,132 and $42,449, respectively.

Interest expense for short-term loan - related parties amounted to $2,608 and $18,147 for the three months ended June 30, 2025 and 2024, respectively.

Interest expense for short-term loan – related parties amounted to $5,187 and $34,203 for the six months ended June 30, 2025 and 2024, respectively.

Convertible notes — related party

On April 11, 2025, the Company signed a convertible promissory note agreement with Big Lake Capital, LLC (“Big Lake”). Big Lake is a related party controlled by Tie “James” Li, Chairman and CEO of the Company. The agreement calls for up to $2,000,000 in financing with an initial tranche of $600,000. The amount funded can be converted into shares of the Company at a conversion price equal to 110% of the end of the trading date. The rate of interest is 10%. The agreement also includes 100% warrant coverage with exercise price the same as conversion price. As of June 30, 2025, the balance of this note was $652,800.

Note 12 — Income taxes

As of June 30, 2025 and December 31, 2024, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate for the three and six months ended June 30, 2025, were 0.00% and (0.05)%, respectively. The effective tax rate for the three and six months ended June 30, 2024 were 0.00% and (0.06)%, respectively. The effective tax rate differs from the federal and state statutory tax rate of 21.0% primarily due to the valuation allowance on the deferred tax assets.   The Company continues to maintain a full valuation allowance against its deferred tax assets due to historical losses and uncertainty around future taxable income.

Note 13 — Equity

Reverse recapitalization

The total number of shares which the Company shall have the authority to issue is one hundred and one million (101,000,000) shares of two classes of capital stock to be designated respectively preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of Common Stock the Company shall have authority to issue is 100,000,000 shares, par value $0.0001 per share. The total number of shares of Preferred Stock the Company shall have authority to issue is 1,000,000 shares, par value $0.0001 per share. The Preferred Stock authorized by this Certificate of Incorporation may be issued in series. As a result of the Merger as described in note 1, all share and per share data has been retroactively restated to reflect the current capital structure of the Company.

Shares issued in connection with the Company’s Merger on March 11, 2024:

Common Stock
Lakeshore’s shares outstanding prior to reverse recapitalization	74,717
Shares issued to private rights	1,172
Conversion of the Lakeshore’s public shares and rights	26,337
Shares issued to service providers	26,717
Shares issued for commitment fee	5,114
Bonus shares issued to in connection with Lakeshore loans *	2,200
Bonus shares issued to in connection with NMI loans *	3,333
Conversion of NMI’s shares into the Company’s ordinary shares	742,416
Total shares outstanding	882,006

*	In connection with the Merger, the Company, Lakeshore and NMI further entered into a Letter Agreement on November 15, 2023, a total of 4,168 shares of the Company’s common stock will be issued upon closing of the Merger in connection with certain transactions relating to the Merger: (i) 1,667 shares to Tie (James) Li and 1,667 shares to Zhiyi (Jonathan) Zhang (or 3,334 shares in the aggregate) in connection with their guarantees of the repayment of the Newtek Loan, which was loaned to a subsidiary of NMI with the principal amount of $3,700,000; (ii) 417 shares to Tie (James) Li and 417 shares to Deyin (Bill) Chen (or 834 shares in the aggregate) in connection with their loans to Lakeshore, each with the principal amount of $125,000 under separate but similar loan agreements); At the Close of Merger, additional shares of 533 and 833 were issued to Tie (James) Li and Prosperity Spring International Investment Management in connection with their loans to Lakeshore.

The shares were valued $300 per share, of which $1.0 million (3,334 shares awarded pertaining to loan guarantee for the Newtek loan) was expensed as finance expense in the Company unaudited condensed consolidated statements of operations during the year ended December 31, 2024. $660,000 was expensed in Lakeshore’s statements of operations and carried over as retained deficit after the Merger. The shares in connection with the loans have been issued during the close of the Merger.

*	On April 10, 2023, Lakeshore entered into a standby equity purchase agreement (as amended by amendment No. 1 to the agreement dated June 12, 2023 and amendment No. 2 to the agreement dated December 11, 2023, the “SEPA”) with YA II PN, Ltd. (“Yorkville”). Pursuant to the SEPA, Lakeshore has the right, but not the obligation, to sell to Yorkville up to $60,000,000 of shares of common stock at Lakeshore’s request any time during the commitment period commencing on the sixth (6th) trading day following the date of closing of the reverse recapitalization and terminating on the earliest of (i) the first day of the month following the 36-month anniversary of the effective date and (ii) the date on which Yorkville will have made payment of any advances requested pursuant to the SEPA for the shares of common stock equal to the commitment amount of $60,000,000.

The Company has paid YA Global II SPV, LLC, a subsidiary of Yorkville, a structuring fee in the amount of $25,000. In addition, no later than ten trading days following the closing of the reverse recapitalization, Lakeshore agreed to pay a commitment fee in an amount equal to $300,000 by the issuance to Yorkville of such number of shares of common stock that is equal to the commitment fee divided by the lower of (i) the average VWAP for the seven consecutive trading days immediately after the close of the reverse recapitalization and (ii) $10.00 per share. The 5,114 shares at $58.66 per share had been issued on November 22, 2024.

Reverse Split

On November 18, 2024, the Company filed a certificate of amendment to its amended and restated certificate of incorporation to effect a one-for-thirty (1-for-30) reverse split (the “Reverse Split”). The Reverse Split became effective on November 21, 2024. As a result of the Reverse Split, every 30 shares of the Company’s issued and outstanding common stock were automatically converted into one share of common stock, with no change to the par value per share. All share and per share data has been retroactively restated to reflect the Reverse Split of the Company.

Stock compensation

In connection with the Merger, the Company adopted the Equity Incentive Plan (the “2024 Incentive Plan”).

The 2024 Incentive Plan will provide for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or equity-related cash-based awards. Directors, officers and other employees of the Company and its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2024 Incentive Plan.

The 2024 Incentive Plan provides for the future issuance of shares of the Company’s Common Stock, representing 10% of the number of shares of the Company’s Common Stock outstanding following the Business Combination (after giving effect to the Redemption). The 2024 Incentive Plan also provides for an annual increase on January 1 for each of the first ten (10) calendar years during the term of the 2024 Incentive Plan by the lesser of (a) Five percent (5%) of all classes of the Company’s common stock outstanding on each December 31 immediately prior to the date of increase or (b) such number of Shares determined by the Board.

Pursuant to board resolution dated August 23, 2023, the Company is to grant a one-time award of 333 shares of common stock of the company to Charles Hausman, a Director of the Company; a one-time award of 1,667 shares of the company to Tie “James” Li and a one-time award of 1,667 shares of the company to Zhiyi Zhang, both executives of the Company. The above awards are vested immediately upon consummation of the business combination with Lakeshore.

Pursuant to board resolution dated September 20, 2023, the Company approved a stock grant to Mr. Darin Carpenter, Chief Operating Officer of the Company, pursuant to which Mr. Carpenter will be issued 3,334 shares of the Company’s common stock over a two-year service period upon consummation of the business combination Lakeshore.

On August 1, 2024, the Company and Darin Carpenter entered into the mutual termination of employment agreement and intent to transition to project-based work (the “Agreement”), in which it was agreed that Mr. Carpenter shall resign from his position as Chief Operating Officer of the Company effective as of July 31, 2024. Pursuant to the Agreement, the Company and Mr. Carpenter agreed that Mr. Carpenter will provide services as a consultant to the Company on a per project basis as needed. In addition, the Company agreed to fully vest 3,334 shares of common stock that was issuable to Mr. Carpenter pursuant to the Employment Agreement dated as of September 17, 2023, by and between the Company and Mr. Carpenter. The Company also agreed to pay Mr. Carpenter the equivalent of two months of salary. The 3,334 shares had been issued on February 25, 2025.

Shares award to Mr. Hausman and Mr. Carpenter per Letter Agreement stated above has a fair value of $1.1 million.

Pursuant to board resolution dated March 24, 2024, certain key employees were approved for stock incentives including George Yutuc (Chief Financial Officer), Kirk Collins (Director of Sales), and Amber Wang (Controller). Each can receive shares that vest over time of 3,334, 1,667 and 1,667 shares, respectively. Each of these employees have signed an employment agreement that reflects such shares and unique vesting schedules. The fair value of the shares to be issued was approximately $178,000 at $26.70 per share.

On April 2, 2024, the Company entered into an investor relations consulting agreement with MZHCI LLC (“MZHCI”) pursuant to which MZHCI will provide investor relations services to the company and the agreement has a term of six months. The Company will pay $14,000 cash per month and to issue MZHCI 5,000 shares of restricted common stock, 2,500 shares will be vested immediately upon signing the agreement and 2,500 shares will vest on October 1, 2024. The fair value of the shares was approximately $143,000 at $28.50 per share. The 5,000 shares were issued on May 7, 2024.

Pursuant to board resolution dated October 25, 2024, the Company approved the issuance of 13,334 restricted shares of common stock, par value $0.0001 per share to Alta Waterford LLC for service provided related to digital advertising and social media platform. The shares shall be issued pursuant to the 2024 Incentive Plan. The fair value of the shares was approximately $58,000 at $4.37 per share. The shares were issued on November 21, 2024.

Pursuant to board resolution dated November 18, 2024, the Company approved the issuance of 75,757 restricted shares of common stock, par value $0.0001 per share to PX SPAC Capital Inc. for one- year service to be provided related to business consulting and advisory. The shares shall be issued pursuant to the 2024 Incentive Plan. The fair value of the shares granted was approximately $200,000 at $2.64 per share. Stock compensation expenses for the three and six months ended June 30, 2025 amounted to $49,862 and $99,177, respectively.

For the three months ended June 30, 2025 and 2024, the Company recorded stock compensation expenses of $60,957 and $195,908, respectively. Those stock compensation expenses are included in the Company’s operating expenses.

For the six months ended June 30, 2025 and 2024, the Company recorded stock compensation expenses of $145,893 and $367,805, respectively. Those stock compensation expenses are included in the Company’s operating expenses.

Shares issued with private placement

On July 19, 2024, the Company issued a total of 6,000 shares to the investor pursuant to a securities purchase agreement (See Note 10 on Convertible notes for detail). The fair value of the shares was approximately $81,000 at $13.5 per share.

Public Offering

On July 29, 2024, the Company closed an underwriting public offering for the sale of 166,667 units at a public offering price of $7.2 per unit, with each unit consisting of: (i) one share of common stock and (ii) one warrant to purchase one share of common stock, for aggregate net proceeds of $1.0 million after deducting underwriting discounts and other offering expenses. Pursuant to the terms of an underwriting agreement dated as of the offering date, the Company agreed to grant EF Hutton LLC, the underwriter, 25,000 warrants, representing 15% of the warrants sold as part of the units in this offering.

On November 7, 2024, the Company entered into an underwriting agreement with D. Boral Capital LLC as the underwriter, relating to a firm commitment underwritten public offering of (i) 837,788 units at a public offering price of $3.354 per Unit, with each Unit consisting of one share of common stock, par value $0.0001 per share, of the Company, one Series A warrant to purchase one share of common stock at an exercise price of $3.354 per share and one Series B warrant to purchase such number of shares of common stock as determined on the reset date, at an exercise price of $0.003 per shares, and (ii) 56,667 pre-funded units (the “Pre-Funded Units”) at a public offering price of $3.351 per Pre-Funded Unit, with each Pre-Funded Unit consisting of one pre-funded warrant (the “Pre-Funded Warrants”) exercisable for one share of common stock at an exercise price of $0.003 per share, one Series A Warrant and one Series B Warrant. The Pre-Funded Warrants was exercised on November 12, 2024. Net proceed to the Company amounted to approximately $2.5 million.

On May 7, 2025, the Company entered into the equity financing agreement (or the “EPFA”), with GHS Investments, LLC, a Nevada limited liability company ( (the “Investor”), in connection with an equity line of credit (“ELOC”) for up to $20,000,000 (the “Commitment Amount”), pursuant to the EPFA, dated as of May 6, 2025, for a period of 24 months from the effective date the registration statement (the “Registration Statement”) registering the shares of Common Stock relating to the EPFA (the “Term”). Once the Registration Statement is effective, sales of the common stock to the Investor under the EPFA, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us regarding the use of proceeds from any sale of such Common Stock. As consideration for entering into the EPFA, the Company is required to issue initially 150,000 shares out of 1,503,759 shares of Common Stock to the Investor (the “Commitment Shares”) (representing one percent (1%) of the total Commitment Amount) upon signing of the EPFA.

Also on May 7, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”) where the Company sold to the Investor 250 shares of Series A Preferred Stock, $0.0001 par value per share (the “Series A Shares”) at a purchase price of $1,000 per Series A Share for an aggregate purchase price of $250,000. The Series A Shares have a face value of $1,200 per share, and are convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.112 in accordance with the certificate of designations to be filed with the State of Delaware.

The Company received $238,000 deposit for the SPA, but the Company has not issued the shares, the $238,000 was recorded as current liability in the Company’s balance sheet as of June 30, 2025.

Shares issued through debt-to-equity conversion

Refer to note 9 — Loans payable and note 11 — Related party transactions for detail.

Shares issued through convertible notes conversion

Refer to note 10 — Convertible notes for detail.

Warrants:

Warrants issued prior to reverse recapitalization

In connection with the reverse recapitalization, the Company has assumed 120,858 warrants outstanding, which consisted of 115,000 public warrants and 5,858 private warrants. Both of the public warrants and private warrant met the criteria for equity classification.

Each whole warrant entitles the holder to purchase one ordinary share at a price of $345 per share, subject to adjustment as described below, commencing 30 days after the completion of its initial business combination, and expiring five years from after the completion of an initial business combination. No fractional warrant will be issued and only whole warrants will trade.

The Company may redeem the warrants at a price of $0.3 per warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $540 (as adjusted for share sub-divisions, share dividends, reorganizations and recapitalizations) per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the warrants as described above, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.”

Warrant issued with July convertible notes

On July 17, 2024, the Company issued a total of 7,250 warrants in connection with a securities purchase agreement, granting the option to purchase up to 7,250 shares of common stock at an exercise price of $26.10 per share. The warrant is exercisable on July 17, 2024 until five years from July 17, 2024. The fair value of the warrants was approximately $4,600 at $0.60 per warrant.

The issuance of the warrants described above were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The total number of these warrant shares is subject to adjustments for stock splits, recapitalizations and reorganizations. If the Company issues or sells any shares of common stock or other securities for a price per share, exercise price, or conversion price, as the case may be, that is less than the current exercise price of the warrant, subject to exceptions, the exercise price of the warrant will be adjusted to match the price per share, exercise price, or conversion price, in the issuance, as applicable.

Series A Warrant issued in July Public offering

On July 29, 2024, the Company issued a total 191,667 Series A warrant, each entitling the holder to purchase one share of common stock at a public offering price of $7.2 per unit.

The Series A warrant is immediately exercisable on the date of issuance at an exercise price of $7.2 per share and expires five years from the closing date of the offering (See above Public Offering for detail).

The Series A warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. The Series A warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Common Stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement registering the issuance of the shares of Common Stock underlying the Series A warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Series A warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Series A warrants.

The exercise price per whole share of Common Stock issuable upon exercise of Series A warrants is $7.2 per share. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, dilutive issuances or similar events. In addition, with respect to Series A warrants, subject to certain exemptions outlined in the Series A warrants, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock, at an effective price per share less than the exercise price of the Series A warrants then in effect, the exercise price of the Series A warrants shall be reduced to equal the effective price per share in such dilutive issuance, provided, however, in no event shall the exercise price of the Series A warrants be less than $1.5.

In November 2024, a total of 46,800 Series A warrants were exercised to subscribe for common stocks for a total consideration of approximately $0.3 million.

Warrants and Pre-Funded Warrants issued in November Public offering

On November 12, 2024, the Company issued a total 894,454 Series A warrants, including 56,667 Series A warrants from Pre-Funded Unit, 894,454 Series B warrants, including 56,667 Series B warrants from Pre-Funded Unit, and 56,667 Pre-Funded warrants.

The Series A Warrants was exercisable commencing upon warrant stockholder approval (“Warrant Stockholder Approval”, see define below), have an exercise price of $3.354 per share (subject to certain anti-dilution and share combination event protections) and have a term of 5 years from the date of the Warrant Stockholder Approval.

The Series B Warrants was exercisable commencing upon Warrant Stockholder Approval, will have an exercise price of $0.003 per share and will have a term of 2 years from the date of Warrant Stockholder Approval.

The purchase price of each Pre-Funded Unit is $3.351, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit is $0.003 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants and Warrants sold in this offering. (See above Public Offering for detail).

The exercise price and number of shares of common stock issuable under the Series A Warrants are subject to adjustment and the number of shares of common stock issuable under the Series B Warrants will be determined following the 10th trading day after the date of Warrant Stockholder Approval (the “Reset Date”), and to be determined pursuant to 80% of the lowest daily average trading price of the common stock during the reset period (“Reset Period”), the period commencing on the first (1st) Trading Day after the date of Stockholder Approval and ending on the tenth (10th) trading day after the date of stockholder approval, subject to a minimum price of $0.6708 per share, such that the maximum number of shares of common stock underlying the Series A Warrants would be an aggregate of approximately 4,472,272 (determined by dividing the offering amount of $3,000,000 by the minimum exercise price of $0.6708) and the maximum number of shares of common stock underlying the Series B Warrants would be an aggregate of approximately 3,577,818 (determined by subtracting the 837,788 Units and 56,667 Pre-Funded Units offered from 4,472,272).

Warrant Stockholder Approval. Under Nasdaq listing rules, the Warrants may not be exercised unless and until the Company obtain the approval of its stockholders. While the Company intends to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If the Company is unable to obtain the Warrant Stockholder Approval, the Warrants may not be exercised and will have substantially less value. In addition, the Company will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

In December 2024, a total of 430,859 Series B warrants were exercised to subscribe for common stocks for a total consideration of approximately $43.

On January 13, 2025, the exercise price for the Series A warrant has been reset to $0.6708. Total issuance number for Series A warrants and Series B warrants had been adjusted to 1,848,201 and 549,107.

In January 2025, a total of 1,289,916 Series A warrants and 549,107 Series B warrants were exercised for 1,839,023 shares of common stocks for a total consideration of $865,423.

The summary of warrants activity is as follows:

	Warrants Outstanding	Common Stock Issuable	Weighted Average Exercise Price	Average Remaining Contractual Life (in years)
			US$
December 31, 2024	1,631,025	1,631,025	$28.21	3.94
Adjustment	1,039,258	1,039,258	$0.47	4.37
Granted	-	-	$-	-
Forfeited	-	-	$-	-
Exercised	(1,839,023)	(1,839,023)	$0.47	-
March 31, 2025	831,260	831,260	$52.09	4.47
Granted	-	-	$-	-
Forfeited	-	-	$-	-
Exercised	-	-	$-	-
June 30, 2025	831,260	831,260	$52.09	4.22

Note 14 — Concentration of risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

As of June 30, 2025 and December 31, 2024, $8,498 and $414,938, respectively, were deposited with various major financial institutions in the United States. The amount in excess of the FDIC insurance was $0 as of June 30, 2025 and December 31, 2024.

Accounts receivable is typically unsecured and derived from revenue earned from customers, thereby exposing the Company to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

Customer and vendor concentration risk

During the three and six months ended June 30, 2025 and during the three and six months ended June 30, 2024, the major customers of the Company are as below. Iluminar is a related party of the Company since April 11, 2023, as disclosed in Note 11— Related party transactions.

	For the Three Months ended June 30, 2025	For the Six Months ended June 30, 2025	As of June 30, 2025
	Percentage of Revenue	Percentage of Revenue	Percentage of Account Receivable
Customer A	<10%	<10%	31%
Customer C	15%	34%	<10%
Customer K	<10%	<10%	11%
Customer L	<10%	10%	<10%
Iluminar	16%	<10%	29%

	For the Three Month ended June 30, 2024	For the Six months ended June 30, 2024	As of December 31, 2024
	Percentage of Revenue	Percentage of Revenue	Percentage of Account Receivable
Customer A	39%	24%	31%
Customer C	15%	11%	<10%
Iluminar	17%	18%	35%

During the three and six months ended June 30, 2024 and during the three and six months ended June 30, 2024, the major vendors of the Company are as below. Both Megaphoton and Uninet Global Inc. are related parties of the Company (Megaphoton is no longer a related party of the Company after April 2023), as disclosed in Note 11— Related party transactions, and all purchases from Uninet Global Inc. are products originally manufactured by Megaphoton Inc.

	For the Three Months ended June 30, 2025	For the Six months ended June 30, 2025	As of June 30, 2025
	Percentage of Purchase	Percentage of Purchase	Percentage of Account Payable
Vendor A	<10%	<10%	11%
Vendor E	<10%	54%	<10%
Vendor F	100%	<10%	<10%
Iluminar	<10%	42%	<10%
Megaphoton Inc.	<10%	<10%	54%

	For the Three Months ended June 30, 2024	For the Six Months ended June 30, 2024	As of December 31, 2024
	Percentage of Purchase	Percentage of Purchase	Percentage of Account Payable
Vendor A	29%	48%	20%
Vendor C	57%	38%	13%
Megaphoton Inc.	<10%	<10%	49%
Uninet Global Inc.	<10%	<10%	<10%

Note 15 — Lease

The Company follows ASC 842 Leases. The Company has entered into lease agreements for vehicles, offices and warehouses space in California, Pennsylvania and Texas. $271,480 and $470,716 of operating lease right-of-use assets and $272,864 and $467,982 of operating lease liabilities were reflected on the June 30, 2025 and December 31, 2024 financial statements, respectively.

On May 15, 2021, Hydroman entered into a lease agreement of the warehouse in California. The lease term was from May 16, 2021 to May 15, 2022. The lease payments are $22,375 per month. On May 16, 2022, Hydroman extended the lease of the warehouse in California. The new leasing term was from June 16, 2022 to June 15, 2025 and an extra month from May 16, 2022 to June 15, 2022 free of charge. The lease payments are $29,088 per month for the period commencing June 16, 2022 and ending June 15, 2023, $29,960 per month for the period commencing June 16, 2023 and ending June 15, 2024, $30,859 per month for the period commencing June 16, 2024 and ending June 15, 2025.

On May 28, 2023, Visiontech entered into a lease agreement for a vehicle. The leasing term began on May 28, 2023 and will terminate on April 28, 2025 with a first installment of $15,000 and then continuously monthly payment of $1,550.

On April 11, 2024, the Company entered into a lease agreement for an office located in California. The lease term was from May 1, 2024 to April 30, 2027. The lease payments are $8,528 per month for the period commencing May 1, 2024 and ending April 30, 2025, $8,784 per month for the period commencing May 1, 2025 and ending April 30, 2026, $9,047 per month for the period commencing May 1, 2026 and ending April 30, 2027.

On July 20, 2024, Visiontech entered into a lease agreement for another vehicle. The leasing term began on September 3, 2024 and will terminate on August 3, 2028 with a first installment of $16,100 and then continuously monthly payment of $2,403.

As of June 30, 2025 and December 31, 2024, the weighted-average remaining operating lease term of its existing leases is approximately 2.25 and 2.04 years, respectively. As of June 30, 2025 and December 31, 2024, the average discount rate of its existing leases is approximately 7.34% and 7.14%, respectively.

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Lease cost	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating lease cost (included in Cost of Revenue and Other Expense in the Company’s Statement of Operations)	$90,655	$105,195	$212,600	$241,745
Other information
Cash paid for amounts included in the measurement of lease liabilities	28,424	126,013	54,911	253,572

The supplemental balance sheet information related to leases for the period is as follows:

	As of June 30, 2025	As of December 31, 2024
Operating leases
Right of use asset	271,480	470,716
Lease Liability – current portion	128,254	262,380
Lease Liability – net of current portion	144,610	205,602
Total operating lease liabilities	$272,864	$467,982

Maturities of the Company’s lease liabilities are as follows:

Twelve months ended June 30,	Operating Lease
2026	$143,664
2027	119,304
2028	28,834
2029	4,806
Less: Imputed interest/present value discount	(23,744)
Present value of lease liabilities	$272,864

Note 16 — Commitment and Contingencies

The Company may, from time to time, be involved in legal matters arising in the ordinary course of its business. While the Company is not presently subject to any material legal proceedings, there can be no assurance that such matters will not arise in the future or that any such matters in which the Company is involved, or which may arise in the ordinary course of the Company’s business, will not at some point proceed to litigation or that such litigation will not have a material adverse effect on the business, financial condition or results of operations of the Company.

On August 22, 2023, two separate lawsuits were filed against NMI and two of its wholly-owned subsidiaries: Visiontech Group Inc., a California corporation, and Hydroman Inc., a California corporation (collectively referred to as the “Defendants”) by Megaphoton. Megaphoton, a manufacturer and producer of artificial lighting equipment for use in agriculture and industrial applications, filed the lawsuits against the Defendants in Los Angeles Superior Court, asserting that the Defendants have breached a contract/guarantee agreement by failing to pay a total of $6,857,167, as per the terms of these agreements. NMI believes that there is no merit in the complaint and has filed a counter-suit against Megaphoton in Orange County Court, California, seeking affirmative relief on September 22, 2023. On March 5, 2024, Megaphoton filed requests to dismiss the cases against Hydroman and Visiontech in the Superior Court of Los Angeles. Megaphoton refiled in federal court; the Company argue forged signature, fraud and damage with bad product qualities.

On March 1, 2024 NMI was notified of a complaint in San Bernardino Superior Court by Vien Le, its former CFO, who was employed approximately 2 months. The lawsuit claims wrongful discharge, untimely payment of wages and other related items. The Company has retained counsel and believes it will successfully defend against this lawsuit.

On October 22, 2024, Growterra, LLC (“Growterra”) filed a complaint against the Company and the Company’s chief executive officer in the Court of Common Pleas, Hamilton County, Ohio, alleging that it purchased lighting products from the Company, under which the Company would provide Growterra software, IP, and design documentation related to hydroponic containers and identify Growterra as an additional insured on the Company’s product liability insurance. Growterra alleges the Company failed to perform these obligations. Growterra is alleging breach of contract, fraud, and misappropriation of trade secrets as well as related causes of action. Growterra does not state an amount of damages but is also seeking rescission. The Company has been negotiating with Growterra and feels it can defend itself successfully. The Company has filed a motion to compel discovery responses against Growterra LLC due to their failure to produce documents in discovery. In response, Growterra filed a partial motion for summary judgment on liability only, arguing they should not have to comply with their discovery obligations. The Company has argued to the court that Growterra must respond to discovery before any other motions are heard. The Company is awaiting the Court's decision.

On October 30, 2024, Visiontech filed a cross-complaint against Beverly Hills View, Inc. (“BHV”) in Los Angeles Superior Court. This action responded to an initial lawsuit filed by BHV on August 29, 2024, in which BHV claimed that the lighting products received were unsuitable for its cannabis growing operation and claiming damages of $2,500,000.

On November 22, 2024, NM Data entered into an investment agreement to acquire 51% of Future Tech for total of $3 million. Future Tech is an Ohio-based company, for the development and construction of a 50MW high density data center and a vertical farming facility in Stryker, Ohio. The closing of the acquisition of FutureTech is subject to Future Tech’s executing an electricity sales and purchase agreement with a certain supplier set forth in the agreement and Future Tech entering into a ten-year lease option to purchase indoor space as set forth in the agreement. Through the date of the report, $700,000   was paid to Future Tech with $2.3 million still to be paid based on closing.

Nasdaq Stock Market LLC (“Nasdaq”) Notification Letters

On January 13, 2025, the Company received notice from Nasdaq indicating that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s securities from Nasdaq based upon the Company’s non-compliance with Listing Rule 5550(b)(1), Nasdaq’s minimum shareholders’ equity rule. As a result of the Panel’s decision, Nasdaq suspended trading in the Company’s securities effective at the open of trading on Wednesday, January 15, 2025.

Note 17 — Segment information

The Company conducts business as a single operating segment for indoor agriculture technology that provides products to indoor growers which is based upon the Company’s organizational and management structure, as well as information used by the Chief Executive Officer (“CODM”) to allocate resources and other factors. The accounting policies of the segment are the same as those described in Note 3.

The key measure of segment profitability that the CODM uses to allocate resources and assess performance is segment profit or loss, as reported on the statements of operations. The following table presents the significant revenue and expense categories of the Company’s single operating segment:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$484,009	$3,404,967	$1,590,828	$5,609,687
Less:
Cost of revenues	455,051	2,952,747	1,386,570	4,845,150
Operating expenses:
Salary and benefits expenses	285,748	536,751	671,551	975,951
Professional fees	225,084	615,572	760,206	932,139
Stock-based compensation	60,957	195,908	143,494	367,805
Other selling, general and administrative	453,836	374,484	763,485	751,639
Provision for credit losses	155,985	14,176	179,267	24,391
Other expenses (income):
Interest expense, net	606,326	486,586	1,503,343	788,975
Non cash finance expense	-	-	-	1,000,000
Gain on loan extinguishment	-	-	(40,000)	-
Other segment expense (income)	11,960	(3,738)	11,960	(3,738)
Income taxes	-	800	1,700	2,500
Net loss	$(1,770,937)	$(1,768,319)	$(3,790,748)	$(4,075,125)

Note 18 — Subsequent events

The Company evaluated subsequent events and transactions that occurred after the date of these unaudited condensed consolidated financial statements were issued. Based on this review, except as disclosed below, the Company did not identify any other subsequent events that would require adjustment or disclosure in the unaudited condensed consolidated financial statements.

On July 10, 2025, the Company entered into a convertible redeemable note with Lender 1, a Florida limited liability company for an aggregate principal amount of $120,000 with an original issue discount of $12,000 and legal fees of $4,000 charged to the principal. The note matures on July 10, 2026. The note bears interest of 6% per annum, has convertibility features into 60% of the average of the lowest trading price for the proceeding 15 days prior to conversion.

On July 16, 2025, Funders App LLC dba Tenthly, a lender to the Company (“Factor K”) filed a complaint in Court in Monroe County, New York referring to an outstanding balance of $100,588 after payments of $46,551 on its loan agreement with the Company, dated February 11, 2025 (Refer to Note 9 for detail). The total claimed amount is $129,463 plus interest from June 30, 2025 and attorney fees. On July 22, 2025, Factor K and the Company entered into a Stipulation of Settlement Agreement pursuant to which each party agreed to a settlement amount and remittance schedule that commenced July 23, 2025. In the event of default on payments, Factor K may file a default judgement for the sum of $129,463 less remittances pursuant to the Stipulation of Settlement Agreement.

On July 23, 2025, the Company entered into another securities purchase agreement with Diagonal pursuant to which the Company sold to the Diagonal a convertible promissory note in the aggregate principal amount of $97,350 with an original issue discount of $14,850 and closing expenses of $7,500 deducted from funding amount. The note bears an annual interest charge of 14% and maturity date was April 30, 2026. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 39% of the market price.

On July 24, 2025, the Company entered into debt-to-equity conversion agreements with Tie (James) Li, Zhiyi (Jonathan) Zhang, George Yutuc, and Peng Zhang. Pursuant to the Agreements, wages and salaries owed and unpaid to James Li, Jonathan Zhang, and George Yutuc were converted into shares of common stock of the Company based on the trading price of $0.1305, the price at the end of the signing date of the Agreements.

Pursuant to the agreement with Mr. Tie (James) Li, the parties agreed that his unpaid wages and salaries through July 23, 2025, or $673,476, be converted into 5,160,739 shares of common stock of the Company.

Pursuant to the agreement with Jonathan Zhang, the parties agreed that his unpaid wages and salaries through July 23, 2025, or $406,691, be converted into 3,111,408 shares of common stock of the Company.

Pursuant to the agreement with George Yutuc, the parties agreed that 50% of his wages and salaries from February 2025 to June 30, 2025, or $52,083, be converted into 399,106 shares of common stock of the Company.

Pursuant to the Agreement with Mr. Peng Zhang, debt owed on a note issued to Mr. Peng Zhang by the Company in an outstanding amount of $560,000 was converted into 4,291,188 shares of common stock of the Company based on the trading price of $0.1305, the price at the end of the signing date of the agreement.

On July 25, 2025, the Company entered into the Amended Equity Financing Agreement (the “Amended EPFA”) with GHS Investments, LLC, a Nevada limited liability company (the “Investor”), which amends and supersedes the previously disclosed Equity Financing Agreement (“EPFA”), dated as of May 6, 2025, by and between the Company and the Investor, in connection with an equity line of credit (“ELOC”) for up to $20,000,000 (the “Commitment Amount”), for a period of 24 months from the effective date of the registration statement (the “Registration Statement”) registering the shares of Common Stock relating to the EPFA (the “Term”), or July 15, 2027. During the Term, the Company has the right, but not the obligation, from time to time at its sole discretion, to direct Investor, by delivery of an irrevocable written notice (“Purchase Notice”) to purchase shares of our Common Stock (each a “Purchase”). The maximum dollar amount of each Purchase will not exceed two hundred percent (200%) of the average daily trading dollar volume for the Common Stock during the ten (10) consecutive trading days preceding the Purchase Notice. Prior to the Amended EPFA, no Purchase would be made in an amount equaling less than ten thousand dollars ($10,000) or greater than five hundred thousand dollars ($500,000). The parties entered into the Amended EPFA solely to increase such Purchase amount from $500,000 to $2,000,000.

On July 30, 2025, the Company entered into another securities purchase agreement with Diagonal pursuant to which the Company sold to the Diagonal a convertible promissory note in the aggregate principal amount of $90,200 with an original issue discount of $8,200 and closing expenses of $7,000 deducted from funding amount. The note bears an annual interest charge of 14% and maturity date was May 30, 2026. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 39% of the market price.

On July 30, 2025, the Company entered into a loan agreement with Lender 2, a Delaware limited partnership for an aggregate principal amount of $230,000 with an original issue discount of $30,000 and legal fees of $4,250 charged to the principal. The note matures 12 months following the issue date. The note bears interest of 14% per annum, has convertibility features into 75% of the lowest trading price of NMHI common stock the preceding 10 days on the date of conversion notice.

On July 31, 2025, Webfunder LLC (“Factor I”) filed a Settlement Agreement for Stay of Prosecution in the Seventeenth Judicial Court in Broward County, Florida, pursuant to which both parties agreed to a new payment schedule from August 5, 2025 to December 9, 2025 for a total amount of $186,572. The original loan referred to in this Settlement Agreement for Stay of Prosecution was a standard merchant cash advance settlement agreement dated December 12, 2024 (Refer to Note 9 for detail). There are remedies and other protective language for Factor I in the event of non-performance.

On August 1, 2025, the Company and Wave Advance, Inc. (“Factor L”) signed a Settlement Agreement that required payments from August 5 to October 27, 2025, for an aggregate amount of $201,170. The original loan referred to in this Settlement Agreement was a Standard Merchant   Cash Advance Settlement Agreement dated February 25, 2025 (Refer to Note 9 for detail). There are remedies and other protection language for the Lender in the event of non-performance.

On August 4, 2025, the Company entered into a convertible promissory note with Lender 3, a Florida limited liability company for an aggregate principal amount of $82,500 with an original issue discount of $7,250 and legal fees of $3,250 charged to the principal. The note matures 12 months following the issue date. The note bears interest of 8% per annum, has convertibility features into 65% of the average of the three lowest trading price for the proceeding 10 days prior to conversion.

On August 4, 2025, the Company entered into a securities purchase agreement with Lender 4, a Puerto Rico limited liability company, pursuant to which it issued a series of four 8% convertible redeemable notes, each with an aggregate principal amount of $37,500 and an original issue discount of $3,750. Legal fees of $3,000 were charged to the principal of the first note, while legal fees of $1,500 were charged to the principal of each of the remaining three notes. The first note, issued on August 4, 2025, matures on August 4, 2026, bears interest at 8% per annum, and is convertible into common shares at 60% of the lowest trading prices during the 15 trading days preceding the conversion date.

On August 5, 2025 the Company entered into a securities purchase agreement with Lender 5, a Delaware limited liability company, pursuant to which the Company sold, and Lender 4 purchased, (i) a convertible promissory note in the principal amount of $172,500, and (ii) 200,000 shares of Class A common stock, par value $0.0001, of the Company, for an aggregate purchase price of $150,000. The note matures 12 months following the issue date, bears interest of 10% per annum and has convertibility features into 75% of the lowest trading price of common shares of the Company’s the last 10 preceding days on the date of conversion notice.

On August 6, 2025, the Company entered into a Standstill Agreement with MaximCash Solutions LLC (“MaximCash”). A complaint was previously filed on July 8, 2025 by MaximCash against the Company in the Third Judicial Court of Utah pertaining to the loan agreement dated December 30, 2024 (the “MaximCash Loan”), as a result of a failure to make the required repayment pursuant to the MaximCash Loan agreement. The claimed amount was $230,738 plus daily interest and attorney fees. On August 7, the Company wired $61,720 to MaximCash as partial payment.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended as a review of significant factors affecting our financial condition and results of operations for the periods indicated. The discussion should be read in conjunction with our unaudited condensed consolidated financial statements and the related notes included elsewhere in this Quarterly Report on Form 10-Q and the audited financial statements and the other information set forth in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2025. In addition to historical information, the following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of certain factors discussed herein and any other periodic reports filed and to be filed with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The following Management’s Discussion and Analysis should be read in conjunction with our unaudited condensed financial statements and the related notes included elsewhere in this Quarterly Report on Form 10-Q and the audited financial statements and the other information set forth in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with Securities and Exchange Commission (the “SEC”) on April 16, 2025. The Management’s Discussion and Analysis (“MD&A”) contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this form. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors.

Overview

We are a growing agriculture technology company providing products to indoor growers in a CEA (Controlled Environment Agriculture) setting in North America. Our main products are commercial grade LED lights and related equipment designed for indoor growers. For over 10 years, the Company has utilized manufacturing relationships in China to provide quality and cost-efficient products in this space. In the 4th quarter 2024, we renamed a subsidiary to Hydroman Electric Inc. for the purpose of entering electric vehicle (“EV”) market as we aim to distribute EV medium sized trucks to customers in Latin America and also develop indoor growing systems within these EV trucks. In 2024, the Company also started investments in Future Tech Inc., a Bitcoin mining and data center business.

We focus on the greenhouse and cultivation industry and aim at providing integrated greenhouse solutions, including grow lights, dehumidifiers, coco and grow media for vertical farming and multiple growing system. These systems enable year-round cultivation of crops, avoids harsh environments with very cold or hot climate. Many states focused on farming are limited to grow crops are certain months such as Spring to Fall only, and or are too far from production states too have fresh produce year-round. There are cost advantages also as vertical farming systems produces a much higher yield per acre of land. In most cases, water consumption is much lower, up to 90%. Many indoor growers can locate closer to large population centers which can significantly reduce cost of trucking, and lead time whilst reducing carbon emissions as well.

We operate mainly through two subsidiaries in California, Visiontech and Hydroman. Visiontech is known for the brand “eFinity” and provides high-efficiency and high-quality grow lights, grow media, fixtures and other related equipment; Hydroman supplies commercial greenhouse developers and owners with professional lighting technology and equipment. On November 11, 2024, Hydroman, Inc. changed its name to Hydroman Electric Corporation and will focus on business of electric vehicles distribution.

In its first expansion plan, the Company has added additional products to our offering. These include organic and non-organic fertilizers, organic plant growth additives, and dehumidifiers. We have diverse suppliers including from countries such as India, Holland and Turkey. Additional equipment is being considered as well. These are value add components that will help growers increase yield, but more importantly reduce failures and dramatically improve growing environments such. The new products are a natural complement to its our base of LED grow lights.

The Company also seeks to enter the joint ventures in other industry verticals to utilize excess space available for vertical farming.

Trends and Expectations

The following factors have been important to our business, and we expect them to impact our results of operations and financial condition in future periods:

Product and Brand Development

We plan to increase investments in product and brand development. We actively evaluate and pursue acquisitions of product brand names and improvements on existing products. We continue to work with our suppliers in improving lighting products to be both of the highest quality and simultaneously cost effective for the customer. The Company invests in trips abroad to source and partner with manufacturing companies. We expect to develop additional manufacturing relationships and suppliers in Europe in the near future.

The Company is also developing proprietary “all in one” automated and robotic indoor growing systems that are under design and testing phases.

The Company utilizes its vast network in the industry and recent publicity in listing on Nasdaq in acquiring leads for potential partnerships in sourcing, research and development of new product and business acquisitions.

Regulatory Environment

The importation of LED lighting and distribution of such equipment in the United States and Canada does not require strict government disclosures and technical inspections. The Company obtains local business permits to store in our main warehouses, obtain licenses to resell, and follows guidelines on packaging. Certain utility companies in the U.S. have programs that award rebates to heavy usage customers, some of which are in the indoor farming business. These customers are required to install LED lights with a minimum 50,000 hours life. There is also a performance requirement set by DesignLights Consortium, a non-profit energy improvement agency.

Sourcing

The Company has long-term relationships with suppliers in Asia. Our top three suppliers of LED equipment are American Agricultural Innovation Technology Inc., Solislike-Tech Co., Ltd., Dongguan ZSC Lighting Co., Ltd. Each supplier provides us net 30 to net 90-day terms. The Company has also been approached by established lighting companies based in Japan and Germany. On grow feed, fertilizers and nutrients, our potential suppliers are based in Europe and some in Asia. Our grow container product was jointly developed and manufactured by a company based in Shenzhen, China.

On April 24, 2023, we entered into a strategic cooperation agreement with Sinoinnovo Technology (Guangdong) Co., Ltd. (“Sinoinnovo”), a company incorporated under the laws of China, pursuant to which Nature’s Mircle will source from Sinoinnovo its grow light systems for distribution in the U.S. and Europe. Both companies will also cooperate jointly to set up advanced manufacturing capabilities in China and the U.S.

As of the date of this report, tariffs on imports from China levied by the U.S. government are at 10%. The proposal of both Chinese and U.S. government to sanction much higher tariffs has been paused for 90 days and it is uncertain as to the result of the upcoming talks to put permanent levels of tariffs.

RESULTS OF OPERATIONS

For the Three Months ended June 30, 2025 and 2024

The following table presents certain combined statement of operations information and presentation of that data as a percentage of change from year to year.

	For the Three Months Ended June 30,			Percentage
	2025	2024	Change	Change
Revenues	484,009	3,404,967	(2,920,958)	(85.8)%
Cost of revenues	455,051	2,952,747	(2,497,696)	(84.6)%
Gross profit	28,958	452,220	(423,262)	(93.6)%
Selling, general and administrative expenses	1,025,625	1,722,715	(697,090)	(40.5)%
Provision for credit losses	155,984	14,176	141,808	1,000.3%
Loss from operation	(1,152,651)	(1,284,671)	132,020	(10.3)%
Total other expense, net	(618,286)	(482,848)	(135,438)	28.0%
Loss before income taxes	(1,770,937)	(1,767,519)	(3,418)	(0.2)%
Total provision for income taxes	-	800	(800)	(100)%
Net Loss	(1,770,937)	(1,768,319)	(2,618)	(0.1)%
Gross profit % of revenues	6.0%	13.3%
Net Income % of revenues	(365.9)%	(51.9)%

Revenue

Revenue for the three months ended June 30, 2025 decreased by 85.8% to $484,009 as compared to $3,404,967 for the three months ended June 30, 2024. Revenue declined due to cash constraints that restricted inventory purchases; as we were mainly selling our inventory on hand. The Company is seeking additional financing in Q3 to replenish inventory, and management expects the revenue situation to improve once inventory levels are restored.

For the three months ended June 30, 2025 and 2024, we had 35 and 52 customers, respectively. Average revenue per customer for the three months ended June 30, 2025 and 2024 were $13,829 and $65,480, respectively. Our revenue from top 5 customers for the three months ended June 30, 2025 was $292,832 compared to $2,730,720 for the three months ended June 30, 2024, representing a decrease of 89.3%. The lower average sale and decreased revenue from top 5 customer are reflective the impact of limited inventory availability.

Costs of Revenue

Costs of revenue for the three months ended June 30, 2025 decreased 84.6% to $455,051 as compared to $2,952,747 for the three months ended June 30, 2024. Cost of revenue decreased primarily due to the decrease in revenue, which was in turn primarily driven by lower sales volume of our products due to limited inventory availability.

Gross Profit

Gross profit was $28,958 for the three months ended June 30, 2025 and $452,220 for the three months ended June 30, 2024, respectively. The gross margin for the three months ended June 30, 2025 decrease to 6.0% from 13.3% for the three months ended June 30, 2024. The decrease in gross margin was primarily driven by the sale of existing inventory, which carried lower margins.

Operating expenses

Operating expenses for the three months ended June 30, 2025 decreased 32.0% to $1,181,609 as compared to $1,736,891 for the three months ended June 30, 2024. The decrease was mainly due to following reasons:

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended June 30, 2025 decreased 40.5% to $1,025,625 as compared to $1,722,715 for the three months ended June 30, 2024. The decrease was mainly due to decrease Company’s stock compensation expenses of $134,950 as a result of completion of vesting periods of certain employees; decrease in professional fees of $390,489, mainly related to lower spending on public relations and SEC filing activities; and a decrease in payroll expenses of $251,003 resulting from a reduced headcount.

Provision for credit losses

Provision for credit losses for the three months ended June 30, 2025 increased 1,000.3% to $155,984 as compared to $14,176 for the three months ended June 30, 2024. The increase was primarily due to higher estimated credit risk associated with outstanding receivables during the period.

Other Expenses

Other expenses primarily consist of net interest expense and other finance expense related to our loans. Other expenses for the three months ended June 30, 2025 was $618,286 as compared to other expense of $482,848 for the three months ended June 30, 2024. The increase was mainly due to the increase in interest expenses of $119,740.

Interest expense for the three months ended of June 30, 2025 and 2024 were $606,326 and $486,586, respectively; increased as a result of multiple convertible notes and high interest loans in 2025. The convertible notes and convertible notes – related party borrowing increased was approximately $878,000 and $0, respectively. As of June 30, 2025 and 2024, the short-term loan balances were approximately $2.5 million and $2.9 million, respectively. For the three months ended June 30, 2024, 66.1% of the loans were from third-party lenders with interest rates ranging from 8.0% to 12.0%, while the remaining loans were receivables factoring loans with significantly higher interest rates ranging from 66.4% to 100.0%. In contrast, for the three months ended June 30, 2025, 35.7% of the loans were from third-party lenders at 8.0% to 22.6%, with the remainder consisting of receivables factoring loans bearing interest rates between 84.0% and 97.0%. The increase in higher-rate factoring loans in the current year and the increase in overall loan balances contributed to the rise in interest expense.

Other expenses for the three months ended of June 30, 2025 was $11,960 and other income for the three months ended of June 30, 2024 was $3,738. The change was primarily due to a decrease in credit card cash rewards received during the period.

Income Tax Expense

Our income tax expense was amounted to $0 and $800 for the three months June 30, 2025 and 2024, respectively.

The effective tax rate for the three months ended June 30, 2025 and 2024 were (0.0)% and (0.1)%. The effective tax rate differs from the federal and state statutory tax rate of 21.0% primarily due to the valuation allowance on the deferred tax assets from our operating losses.

Net Loss

Net loss for the three months ended June 30, 2025 was $1,770,937 as compared to net loss of $1,768,319 for the three months ended June 30, 2024, representing an increase of $2,618. The increase was primarily due to decrease of gross profit and increase of other expenses.

For the Six Months ended June 30, 2025 and 2024

The following table presents certain combined statement of operations information and presentation of that data as a percentage of change from year to year.

	For the Six Months Ended June 30,			Percentage
	2025	2024	Change	Change
Revenues	1,590,828	5,609,687	(4,018,859)	(71.6)%
Cost of revenues	1,386,570	4,845,150	(3,458,580)	(71.4)%
Gross profit	204,258	764,537	(560,279)	(73.3)%
Selling, general and administrative expenses	2,338,736	3,027,534	(688,798)	(22.8)%
Provision for credit losses	179,267	24,391	154,876	635.0%
Loss from operation	(2,313,745)	(2,287,388)	(26,358)	(1.2)%
Total other expense, net	(1,475,303)	(1,785,237)	309,934	(17.4)%
Loss before income taxes	(3,789,048)	(4,072,625)	283,577	(7.0)%
Total provision for income taxes	1,700	2,500	(800)	(32.0)%
Net Loss	(3,790,748)	(4,075,125)	284,377	(7.0)%
Gross profit % of revenues	12.8%	13.6%
Net Income % of revenues	(238.3)%	(72.6)%

Revenue

Revenue for the six months ended June 30, 2025 decreased 71.6% to $1,590,828 as compared to $5,609,687 for the six months ended June 30, 2024. Revenue declined due to cash constraints that restricted inventory purchases; as we were mainly selling our inventory on hand. The Company is seeking additional financing in Q3 to replenish inventory, and management expects the revenue situation to improve once inventory levels are restored.

For the six months ended June 30, 2025 and 2024, we had 59 and 90 customers, respectively. Average revenue per customer for the six months ended June 30, 2025 and 2024 were $26,963 and $62,330, respectively. Our revenue from top 5 customers for the six months ended June 30, 2025 was $951,955 compared to $3,506,906 for the six months ended June 30, 2024, representing a decrease of 72.9%. The lower average sale and decreased revenue from top 5 customer are reflective the impact of limited inventory availability.

Costs of Revenue

Costs of revenue for the six months ended June 30, 2025 decreased 71.4% to $1,386,570 as compared to $4,845,150 for the six months ended June 30, 2024. Cost of revenue decreased primarily due to the decrease in revenue, which was in turn primarily driven by lower sales volume of our products due to limited inventory availability.

Gross Profit

Gross profit was $204,258 for the six months ended June 30, 2025 and $764,537 for the six months ended June 30, 2024, respectively. The gross margin for the six months ended June 30, 2025 decrease to 12.8% from 13.6% for the six months ended June 30, 2024. The decrease in gross margin was primarily driven by the sale of existing inventory, which carried lower margins.

Operating expenses

Operating expenses for the six months ended June 30, 2025 decreased 17.5% to $2,518,003 as compared to $3,051,925 for the six months ended June 30, 2024. The decrease was mainly due to following reasons:

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the six months ended June 30, 2025 decreased 22.8% to $2,338,736 as compared to $3,027,534 for the six months ended June 30, 2024. The decrease was mainly due to decrease Company’s stock compensation expenses of $224,310 as a result of completion of vesting periods of certain employees; decrease in professional fees of $171,934, mainly related to lower spending on public relations and SEC filing activities; and a decrease in payroll expenses of $304,399 resulting from a reduced headcount.

Provision for credit losses

Provision for credit losses for the six months ended June 30, 2025 increased 635.0% to $179,267 as compared to $24,391 for the six months ended June 30, 2024. The increase was primarily due to higher estimated credit risk associated with outstanding receivables during the period.

Other Expenses

Other expenses primarily consist of net interest expense and other finance expense related to our loans. Other expenses for the six months ended June 30, 2025 was $1,475,303 as compared to other expense of $1,785,237 for the six months ended June 30, 2024. The decrease was mainly due to the decrease in non cash finance expense of $1,000,000, offset by the increase of interest expenses of $714,368.

Interest expense for the six months ended of June 30, 2025 and 2024 were $1,503,343 and $788,975, respectively; increased as a result of multiple convertible notes and high interest loans in 2025. The convertible notes and convertible notes – related party borrowing increased was approximately $997,000 and $0, respectively. As of June 30, 2025 and 2024, the short-term loan balances were approximately $2.5 million and $2.9 million, respectively. For the six months ended June 30, 2024, 66.1% of the loans were from third-party lenders with interest rates ranging from 8.0% to 12.0%, while the remaining loans were receivables factoring loans with significantly higher interest rates ranging from 66.4% to 100.0%. In contrast, for the six months ended June 30, 2025, 35.7% of the loans were from third-party lenders at 8.0% to 22.6%, with the remainder consisting of receivables factoring loans bearing interest rates between 84.0% and 97.0%. The increase in higher-rate factoring loans in the current year and the increase in overall loan balances contributed to the rise in interest expense.

Non-cash finance expense for the six months ended of June 30, 2025 and 2024 were $0 and $1,000,000, respectively. This decrease is primarily due to the expensing of 3,334 shares of common stock issued under a Letter Agreement dated November 15, 2023, in connection with the merger. These shares, valued at approximately $1.0 million, were issued to Tie (James) Li and Zhiyi Zhang for their guarantees related to the repayment of the Newtek Loan, which had a principal amount of $3,700,000. The value of the shares was expensed as non-cash finance expenses upon the completion of the merger in 2024.

Other expenses for the six months ended of June 30, 2025 was $11,960 and other income for the six months ended of June 30, 2024 was $3,738. The change was primarily due to a decrease in credit card cash rewards received during the period.

Income Tax Expense

Our income tax expense was amounted to $1,700 and $2,500 for the six months June 30, 2025 and 2024, respectively.

The effective tax rate for the six months ended June 30, 2025 and 2024 were (0.0)% and (0.1)%. The effective tax rate differs from the federal and state statutory tax rate of 21.0% primarily due to the valuation allowance on the deferred tax assets from our operating losses.

Net Loss

Net loss for the six months ended June 30, 2025 was $3,790,748 as compared to net loss of $4,075,125 for the six months ended June 30, 2024, representing a decrease of $284,377. The decrease was primarily due to decrease of selling, general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

Sources of Liquidity

In assessing liquidity, we monitor and analyze cash on-hand and operating expenditure commitments. Our liquidity needs are to meet working capital requirements and operating expense obligations. To date, we financed our operations primarily through debt financing from financial institution and related parties. As of June 30, 2025, we had $9,511 in cash which primarily consists of bank deposits, which are unrestricted as to withdrawal and use. Our working capital deficit was approximately $17.5 million as of June 30, 2025.

Subsequent to June 30, 2025, the Company obtained approximately $0.6 million proceed from convertible notes for liquidity. See note 18 for further details.

We have experienced recurring losses from operations and negative cash flows from operating activities since 2022. For the three months ended June 30, 2025 and 2024, and for the six months ended June 30, 2025 and 2024 we incurred substantial losses as shown in the financial statement section. Our actual revenue for the three months ended June 30, 2025 and 2024 was approximately $0.5 million and $3.4 million, respectively. Our actual revenue for the six months ended June 30, 2025 and 2024 was approximately $1.6 million and $5.6 million, respectively. Such volume and relatively low gross profit margins are not enough to support high administrative costs relating to our going public and expenses as a public company. We have raised equity capital twice in 2024 but utilized most proceeds towards repayment of debt incurred in the going-public merger, higher corporate costs and paying interest and principal on short-term loans. Due to the negative cash flow, our financial position is under pressure, and may potentially continue to have, an ongoing need to raise additional cash from outside sources to fund our expansion plan and related operations. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support our cost structure. In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that these conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that these unaudited condensed consolidated financial statements are issued. If we are unable to realize our assets within the normal operating cycle of a twelve (12) month period, we may have to consider supplementing our available sources of funds through the following sources:

●	financial support from our related parties and shareholders;

●	other available sources of financing from banks and other financial institutions;

●	equity financing through capital market

We have a $20 million equity financing program (“ELOC”) with GHS Investment and this was declared effective by SEC. The Company can draw on this facility for its working capital needs and others.

The Company has access to investors who are providing convertible note financing for public companies and we have been utilizing the convertible note for part of our financing needs.

Our shareholder also offers support for the Company. Big Lake Capital, LLC, a related party controlled by Tie Li (our Chairman and CEO) entered into a $2 million Convertible Promissory Note on April 11, 2025 with the initial tranche of $600,000. The Company may borrow up to an additional amount of $1,342,428 under the note.

We can make no assurances that required financings will be available for the amounts needed, or on terms commercially acceptable to us, if at all. If one or all of these events does not occur or subsequent capital raises are insufficient to bridge financial and liquidity shortfall, there would likely be a material adverse effect on us and would materially adversely affect our ability to continue as a going concern.

The unaudited condensed consolidated financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flows

The following tables set forth our selected consolidated cash flow data for the periods indicated:

	For the Six Months Ended June 30,
	2025	2024
	US$	US$
Net cash used in operating activities	(909,024)	(1,742,515)
Net cash used in investing activities	(721,000)	(40,000)
Net cash provided by financing activities	1,219,144	1,591,323
Effect of exchange rate changes	260	(36)
Net change in cash	(410,620)	(191,228)
Cash and cash equivalents, at the beginning of period	420,131	221,760
Cash and cash equivalents, at the end of period	9,511	30,532

Operating Activities

Net cash used in operating activities was approximately $0.9 million for the six months ended June 30, 2025, which was mainly due to our net loss of approximately $3.8 million with non-cash items, including depreciation expense, provision for credit losses, amortization of debt issuance cost, stock compensation expense, and amortization of operating right-of-use asset of approximately $0.7 million. Our cash outflow is mainly due to decrease in accounts payable of approximately $1.1 million due to decrease in our purchase from vendor. Our cash outflow is offset by cash inflow of approximately $1.1 million of inventory due to sold more on hand inventory, increase from other payable and accrued liabilities of approximately $1.5 million accrued professional fees and accrued interest on short term loans, long term loans and convertible notes. Additionally, approximately $0.6 million decreased in accounts receivable as our sales decreased.

Net cash used in operating activities was approximately $1.7 million for the six months ended June 30, 2024, which was mainly due to our net loss of approximately $4.1 million after adjustment of non cash items and increased accounts receivable of approximately $1.3 million due to increased revenue offset by cash inflow of approximately $0.8 million from accounts payable as we increased our purchase from vendors and approximately $0.9 million as we used more on hand inventory.

Investing Activities

For the six months ended June 30, 2025, net cash used in investing activities amount to $721,000 which was primarily for deposit from investment of Future Tech.

For the six months ended June 30, 2024, net cash used in investing activities amount to approximately $40,000 which was for loan to Lakeshore of $40,000 prior to the Merger.

Financing Activities

Net cash provided by financing activities was approximately $1.2 million for the six months ended June 30, 2025. The increase in net cash provided was primarily a result of net proceeds from shares subscription paid in advance of approximately $0.2 million, net proceeds from exercise of warrants of approximately $0.9 million, net proceeds from short-term loan from third parties of approximately $0.4 million, net proceeds from convertible notes borrowing of approximately $0.1 million offset by repayments on short-term loan from third parties of approximately $0.6 million, repayments on convertible notes of approximately $0.4 million, repayments on short-term loan from related parties of approximately $0.2 million.

Net cash provided by financing activities was approximately $1.6 million for the six months ended June 30, 2024. The main reason for the increase in net cash provided was primarily a result of net proceeds from short-term loan from a third party of $2.5 million, offset by payments of deferred offering costs of approximately $0.3 million, repayments on long term loans which are mainly our car and mortgage loan of approximately $0.1 million, repayments on short-term loan from third parties of approximately $0.5 million.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our unaudited condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition and results of operations will be affected. We base our estimates on experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies, which we discuss further below. While our significant accounting policies are more fully described in Note 3 to our unaudited condensed consolidated financial statements, we believe that the following accounting policies are critical to the process of making significant judgments and estimates in the preparation of our unaudited condensed consolidated financial statements.

Revenue recognition

We follow Accounting Standards Codification (“ASC”) 606 Revenue Recognition and recognizes revenue from product sales revenues, net of promotional discounts and return allowances, when the following revenue recognition criteria are met: a contract has been identified, separate performance obligations are identified, the transaction price is determined, the transaction price is allocated to separate performance obligations and revenue is recognized upon satisfying each performance obligation.

We are a growing agriculture technology company providing CEA hardware products to growers in the controlled environment agriculture industry setting in North America.  Majority of our products were grow lights and related products for the indoor growing settings. Starting from first quarter of 2024, we also provide indoor grow containers to our customers.

Our contracts with customers where the amounts charged per product is fixed and determinable, the specific terms of the contracts were agreed on by us including payment terms which are typically 30 to 60 days for existing customers and prepaid for most new customers. In certain contracts involving sales to customers that entered into rebate programs who can get rebates with utility companies with utility companies for using LED lighting, payment term ranges from 60 to 120 days.

Our performance obligation is to deliver the products to customers. For indoor grow container products, we also involved in customization of the products to suit customer’s specific needs. The provision of customization and configuration to meet certain technical specification per US market and delivery of product is considered one performance obligation as the services provided are not distinct within the context of the contract whereas the customers can only obtain benefit when the services and products are provided together. At times, we may charge customers shipping and handling for delivery of products, control of goods does not transfer to the customer before shipment, therefore shipping is not a promised service to us and is not considered a separate performance obligation. Any fee charged for shipping would be included in the transaction price for the good.

Transaction prices are mostly fixed. In some contracts, when determining the transaction price, we adjust consideration for the effects of the time value of money if the timing of payments provides us with a significant benefit of financing. We does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customers and the transfer of the promised goods or services to the licensees will be one year or less. For customers that entered into rebate programs with utility companies, transaction price may depend on level of energy saving the products achieved. We estimated the amount of consideration using either the expected value of the most likely amount depending on which method we expects to better predict the amount of consideration to which it will receive with a constraint applied such that a significant reversal of revenue is not probable.

We transfer the risk of loss or damage upon shipment, therefore, revenue from product sales is recognized at a point in time when control of product transfer to customer and we has no further obligation to provide services related to such product evidenced by customer signing acceptances upon receipt of goods. Return allowances, which reduce product revenue by our best estimate of expected product returns, are estimated using historical experience.

We evaluate the criteria of ASC 606 — Revenue Recognition Principal-Agent Considerations in determining whether it is appropriate to record the gross amount of product sales and related costs, or the net amount earned as commissions. We ship the products according to shipping terms on the purchase order or sales order. Once delivery is complete, we then send an invoice to the customer according to the quantity and price of shipment.

We evaluate the indicators of control in accordance with ASU 2016-08: 1) We are the most visible entity to customers and assumes fulfilment risk and risks related to the acceptability of products, including addressing customer inquiries directly and handling of product returns or refunds directly if any. For grow light products, we have our own brand for marketing. For indoor grow containers products, we are also involved in the design and technical specification of the products to meet requirement in the US market. 2) We assume inventory risk either through storing the products in our own warehouses; or for drop shipments directly from vendors, we take the title from vendors through inspection and acceptance and are responsible for product damage during shipment period prior to acceptance of our customers and are also responsible for product return if the customer is not satisfied with the products. 3) We determine the resale price of the products. 4) We are the party that direct the use of the inventory and can prevent the vendor from transferring the product to a customer or to redirect the products to a different customer, after evaluating the above scenario, we consider ourselves the principal of these arrangements and records revenue on a gross basis.

Payments received prior to the delivery of goods to customers or picked up by the customers are recorded as contract liabilities.

We periodically provide incentive offers to our customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases and other similar offers.

Current discount offers, when accepted by our customers, are treated as a reduction to the transaction price of the related transaction.

Sales discounts are recorded in the period in which the related sale is recognized. Sales return allowances are recorded upon recognizing the related sales.

Accounts receivable, net

Starting from January 1, 2023, the Company adopted ASU No.2016-13 “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”). The Company used a modified retrospective approach, and the adoption does not have an impact on our consolidated financial statements. During the ordinary course of business, the Company extends unsecured credit to its customers. Accounts receivable are stated at the amount the Company expects to collect from customers. An allowance for expected credit loss is recorded in the period in which loss is determined to be probable based on lifetime expected losses considering historical, current, and forecasted conditions. Amounts deem uncollectible are written off against the allowance after all collection efforts have ceased.

Inventory

Inventory consists of finished goods ready for sale and is stated at the lower of cost and net realizable value. We value our inventory using the weighted average costing method. We include a part of cost of goods sold any freight incurred to ship the product from our vendors to warehouses. Outbound freight costs related to shipping costs to customers are considered period costs and reflected in cost of revenue. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of the inventory is less than cost, we make provisions in order to reduce our carrying value to our estimated market value. We also review inventory for slow moving and obsolescence and records allowance for obsolescence.

Recently issued accounting pronouncements

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. We are currently evaluating the potential impact of adopting this new guidance on our consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires the disaggregation of certain expenses in the notes of the financials, to provide enhanced transparency into the expense captions presented on the face of the income statement. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027 and may be applied either prospectively or retrospectively. The Company is currently evaluating the impact that ASU 2024-03 will have on its related disclosures.

In November 2024, the FASB issued ASU 2024-04, Debt–Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversion of Convertible Debt Instruments (“ASU 2024–04”), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. ASU 2024-04 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06, which includes the Company. Adoption can be on a prospective or retrospective basis. The Company adopted ASU 2024-04 effective January 1, 2025 on a prospective basis.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our unaudited condensed consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and in Item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this item.

ITEM 4. CONTROLS AND PROCEDURES.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s (“SEC”) rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2025. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15 (e) and 15d-15 (e) under the Exchange Act) were not effective as of June 30, 2025, due solely to the material weakness in our internal control over financial reporting related to (i) a lack of effective risk assessment process; (ii) a lack of effective overall control environment; (iii) a lack of controls over monitoring; (iv) a lack of human resources within finance and accounting functions leading to lack of segregation of duties; (v) a lack of information technology control design and operating effectiveness; (vi) a lack of controls or ineffectively designed controls impacting financial reporting; (vii) an inadequate control over proper revenue recognition and purchase cutoff; and (viii) a lack of controls over income tax. We plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. generally accepted accounting principles (“GAAP”) and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, and strengthening corporate governance.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Changes in Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

From time to time, claims are made against us in the ordinary course of business, which could result in litigation. Claims and associated litigation are subject to inherent uncertainties and unfavorable outcomes could occur, such as monetary damages, fines, penalties or injunctions prohibiting us from selling one or more products or engaging in other activities. There were no reportable litigation events and there have been no material developments to litigation events previously disclosed in our SEC filings during the quarter ended June 30, 2025 except as described below.

On July 16, 2025, Funders App LLC dba Tenthly, a lender to the Company (“Factor K”) filed a complaint in Court in Monroe County, New York referring to an outstanding balance of $100,588 after payments of $46,551 on its loan agreement with the Company, dated February 11, 2025. The total claimed amount is $129,463 plus interest from June 30, 2025 and attorney fees. On July 22, 2025, Factor K and the Company entered into a Stipulation of Settlement Agreement pursuant to which each party agreed to a settlement amount and remittance schedule that commenced July 23, 2025. In the event of default on payments, Factor K may file a default judgement for the sum of $129,463.45 less remittances pursuant to the Stipulation of Settlement Agreement.

On July 31, 2025, Webfunder LLC (“Factor I”) filed a Settlement Agreement for Stay of Prosecution in the Seventeenth Judicial Court in Broward County, Florida, pursuant to which both parties agreed to a new payment schedule from August 5, 2025 to December 9, 2025 for a total amount of $186,572. The original loan referred to in this Settlement Agreement for Stay of Prosecution was a standard merchant cash advance settlement agreement dated December 12, 2024 (Refer to Note 9 for detail). There are remedies and other protective language for Factor I in the event of non-performance.

On August 1, 2025, the Company and Wave Advance, Inc. (“Factor L”) entered into a Settlement Agreement and Mutual Release that requires payments from August 5 to October 27, 2025, for an aggregate amount of $201,170. The original loan referred to in this Settlement Agreement was a Standard Merchant Cash Advance Settlement Agreement dated February 2, 2025 (Refer to Note 9 for detail). There are remedies and other protective language for Factor L in the event of non-performance.

On August 6, 2025, the Company entered into a Standstill Agreement with MaximCash Solutions LLC (“MaximCash”). A complaint was previously filed on July 8, 2025 by MaximCash against the Company in the Third Judicial Court of Utah pertaining to the loan agreement dated December 30, 2024 (the “MaximCash Loan”), as a result of a failure to make the required repayment pursuant to the MaximCash Loan agreement. The claimed amount was $230,738 plus daily interest and attorney fees. On August 7, the Company wired $61,720 to MaximCash as partial payment.

ITEM 1A. RISK FACTORS

As a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and in item 10(f)(1) of Regulation S-K, we are electing scaled disclosure reporting obligations and therefore are not required to provide the information requested by this item. In any event, there have been no material changes in our risk factors as previously disclosed in our final prospectus, dated July 15, 2025, filed with the SEC on July 17, 2025.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

(A) Unregistered Sales of Equity Securities

On April 11, 2025, the Company signed a convertible promissory note agreement with Big Lake Capital, LLC (“Big Lake” or “Investor”). Big Lake is a related party controlled by Tie “James” Li, Chairman and CEO of the Company. The agreement provides for up to $2,000,000 in financing with an initial tranche of $600,000. The amount funded can be converted into shares of the Company at a conversion price equal to 110% of the end of the trading date. The rate of interest is 10%. The agreement also includes 100% warrant coverage with exercise price the same as conversion price. No underwriting discounts or commissions were paid with respect to such sale.

On May 7, 2025, the Company entered into the equity financing agreement (or the “EPFA”), with GHS Investments, LLC, a Nevada limited liability company (the “Investor”), in connection with an equity line of credit (“ELOC”) for up to $20,000,000 (the “Commitment Amount”), pursuant to the EPFA, dated as of May 6, 2025, for a period of 24 months from the effective date the registration statement (the “Registration Statement”) registering the shares of Common Stock relating to the EPFA (the “Term”). The Registration Statement became effective on July 15, 2025. Sales of the Common Stock to the Investor under the EPFA, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us regarding the use of proceeds from any sale of such Common Stock. As consideration for entering into the EPFA, the Company issued 150,000 shares out of 1,503,759 shares of Common Stock to the Investor (the “Commitment Shares”) (representing one percent (1%) of the total Commitment Amount) upon signing of the EPFA. Subject to the terms and conditions of the EPFA, the Company may deliver a put notice to the Investor which states the dollar amount which the Company intends to sell to the Investor on a closing date. The purchase price of the put shall be eighty percent (80%) percent of the market price of the Common Stock. Following an up-list to the Nasdaq or another national exchange, the purchase price shall be ninety percent (90%) of the lowest volume weighted average price during the ten (10) consecutive trading days preceding the relevant put notice date, subject to a floor price of $0.05 per share. During the three months ended June 30, 2025, the Company issued no shares of Common Stock to the Investor under its equity line of credit.

On May 7, 2025, the Company entered into a Securities Purchase Agreement (the “SPA”) where the Company sold to the Investor 250 shares of Series A Preferred Stock, $0.0001 par value per share (the “Series A Shares”) at a purchase price of $1,000 per Series A Share for an aggregate purchase price of $250,000. The Series A Shares have a face value of $1,200 per share, and are convertible into shares of Common Stock at a conversion price of $0.112 in accordance with the certificate of designations to be filed with the State of Delaware. No underwriting discounts or commissions were paid with respect to such sale.

On May 7, 2025, the Company entered into another securities purchase agreement with Diagonal pursuant to which the Company sold to the Diagonal a convertible promissory note in the aggregate principal amount of $140,250 with an original issue discount of $12,750 and closing expenses of $7,500 deducted from funding amount. The note bears an annual interest charge of 14% and maturity date was February 28, 2026. Only upon an occurrence of an event of default under the note, the holder may convert the outstanding unpaid principal amount of the note into shares of common stock of the Company at a discount of 35% of the market price. No underwriting discounts or commissions were paid with respect to such sale.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

(B) Use of Proceeds

Not applicable.

(C) Issuer Purchases of Equity Securities

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not Applicable.

ITEM 5. OTHER INFORMATION

NONE.

ITEM 6. EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designations (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on May 6, 2025
10.1	Convertible Promissory Note dated April 11, 2025 (incorporated by reference to Exhibit 10.1 to Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on April 16, 2025)
10.2	Form of Warrant Agreement (incorporated by reference to Exhibit 10.2 to Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on April 16, 2025)
10.3	Equity Purchase Finance Agreement dated May 6, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on May 6, 2025
10.4	Securities Purchase Agreement dated May 6, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on May 6, 2025
10.5	Registration Rights Agreement dated May 6, 2025 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities & Exchange Commission on May 6, 2025
10.6	Stipulation of Settlement Agreement, dated July 22, 2025, between the Company and Funders App LLC dba Tenthly.
10.7	Settlement Agreement for Stay of Prosecution, dated July 31, 2025, between the Company and Webfunder LLC.
10.8	Settlement Agreement and Mutual Release, dated August 1, 2025, between the Company and Wave Advance, Inc.
10.9	Standstill Agreement, dated August 6, 2025, between the Company and MaximCash Solutions LLC.
31.1**	Certification of Chief Executive Officer pursuant to Exchange Act Rules 13a-14 and Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2**	Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14 and Rule 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1**	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101	Interactive Data Files
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

**	Filed herewith.

**	Exhibits 32.1 and 32.2 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall such exhibits be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise specifically stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURE’S MIRACLE HOLDING INC.

Dated: August 14, 2025	/s/ Tie (James) Li
Tie (James) Li
Chief Executive Officer (Principal Executive Officer)

Dated: August 14, 2025	/s/ George Yutuc
George Yutuc
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 10.6

STIPULATION OF SETTLEMENT PURSUANT TO CPLR 3215(i)

THIS STIPULATION OF SETTLEMENT (the “STIPULATION OF SETTLEMENT”) is entered into by and between FUNDERS APP LLC d/b/a TENTHLY (“Plaintiff”), on one hand, and VISIONTECH GROUP INC NATURE’S MIRACLE INC, THE FASHION FANTASIA COMPANY (collectively, the “Merchant”), and TIE LI (the “Guarantor” and together with Merchant the “Defendants”), on the other hand, on 7/22/2025 (the “Effective Date”).

Plaintiff and Seller entered into a Purchase Agreement on February 11, 2025 (the “Purchase Agreement”) pursuant to which Plaintiff purchased Fifteen percent (15%) % of the Seller’s total future receipts up to the sum of $147,000.00 (“Purchase Amount”) in exchange for a discounted upfront purchase price of $110,000.00 (the “Purchase Price”);

WHEREAS, pursuant to a Guaranty agreement (the “Guaranty” and together with the Purchase Agreement, the “Agreements”) that was contained in, or executed contemporaneously with the Purchase Agreement, the Guarantor guaranteed the Seller’s performance under the Purchase Agreement to Plaintiff in the event that Seller failed to perform.

WHEREAS, Defendants defaulted on their obligations to Plaintiff under the Agreements leaving an outstanding balance of purchased receipts in the amount of $100,588.45 (the “Outstanding Balance”)

WHEREAS, Plaintiff commenced an action against Defendants by the filing of a Summons and Complaint on July 16, 2025 asserting causes of action for breach of the Agreements by Defendants, in the New York State Supreme Court for the County of Monroe under Index Number E2025015602 (the “Action”) and alleging damages in the amount of $129,463.45 (“the Claim”);

WHEREAS, the parties seek to resolve the claims asserted in the Action pursuant to the terms of this Stipulation of Settlement.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1. Recitals. The Parties hereby acknowledge, consent and agree that the recitals contained above are true and accurate in all respects and form an integral part of this Stipulation of Settlement.

2. Settlement Amount and Remittance Schedule. The Defendants shall remit the sum of $129,463.45 (the “Settlement Amount”), which shall be remitted as follows:

a.	On or before July 23, 2025, Merchant shall remit, via wire/ACH, the sum of $1,000.00.

b.	On or before July 29, 2025, Merchant shall remit, via wire to the account below, the sum of $10,000.00.

c.	On or before August 5, 2025, Merchant shall remit, via wire to the account below, the sum of $15,000.00.

d.	Beginning on or before August 12, 2025 and weekly thereafter, Merchant shall remit, via wire to the account below, the sum of $7,500.00 until Settlement Amount is remitted in full.

e.	In the event the remittance date falls on a holiday, Funders App shall debit on the preceding business day.

f.	Bank statements shall be submitted each month and remittance amount shall be adjusted as per financial statements. If financials are not timely and adequately provided, remittance amount shall be equal to the initial scheduled remittance as per the APFR.

Remittances pursuant to this Agreement shall be made via wire to Funders App using the following account information:

Account Name:

Routing Number:

Account Number:

Bank Name:

Bank Address:

Ft. Lauderdale, FL 33308

g.	All remittance required pursuant to this Agreement shall be made via wire transfer pursuant to wire transfer instructions that will be provided by Plaintiff’s attorney to Defendant’s attorney upon full execution of this Stipulation of Settlement.

h.	All funds liened shall be released in full to Funders App, and the held sum shall be applied to the Settlement Amount balance. By execution of this Agreement, the Defendants hereby authorizes the release of any and all held funds to Funders App. Defendants shall execute any direction letter required, if necessary, to authorize the release of such funds to Funders App. Upon full receipt of funds, Funders App shall issue a release on the specified account.

3. Default Judgment pursuant to CPLR 3215(i). This Stipulation of Settlement shall be filed in the Action. In the event that the Defendants fail to make a settlement remittance by the due date set forth above, Plaintiff shall provide notice of default to the Defendants via email to james.li@nature-miracle.com (a “Notice of Default”). The Defendants shall have two (2) days from the date that a Notice of Default is sent to cure the remittance default (a “Cure Period”). In the event that a settlement remittance is not made when due, or within an applicable Cure Period, the Defendants hereby acknowledge, consent and agree that the Plaintiff may file an application for a default judgment to the Monroe County Supreme Court Clerk in the Action pursuant to CPLR 3215(i) for the sum of the $129,463.45 less remittances made pursuant to this Agreement, plus the sum of 25% of the amount due at the time for attorneys’ fees based upon the standard contingency fee rates charged by collection lawyers to collect on judgments in this industry, plus interest at the rate of 9% per annum from the date of default to the date of entry of judgment. The Parties agree that it shall be sufficient for the entry of such default judgment for the Plaintiff’s attorney of record to submit an affirmation stating the amount remitted pursuant to this Stipulation of Settlement, the date of the default hereunder, the amount outstanding, and an amount for attorneys’ fees of to be included in the default judgment calculated as 25% of the amount due under this Stipulation of Settlement at the time of default. The Parties agree that the application to the Monroe County Supreme Court Clerk for a default judgment may be made without notice to the Defendants.

4. Withdrawal of Answer. N/A

2

5. Release of Defendants. Upon the Defendants’ full performance of their obligations pursuant to this Stipulation of Settlement including, without limitation, the full payment of the Settlement Amount pursuant to Section 2 above, Plaintiff hereby releases and forever discharges the Defendants and their respective parents, divisions, subsidiaries, affiliates, related entities, representatives, successors, directors, officers, owners, agents, employees, insurance carriers, attorneys and assigns of and from any and all claims, counterclaims, demands, damages, debts, liabilities, accounts, actions, causes of action and suits, known or unknown, liquidated or contingent, arising from, which may arise in the future from, or which are related in any manner to the Action or the underlying Agreements, including any claims that were or could have been asserted, other than the obligations of the Defendants under this Stipulation of Settlement. All liens shall be rescinded, and accounts released, only upon full performance of Defendant’s obligations pursuant to this Stipulation Agreement.

6. Release of Plaintiff. Upon the Effective Date, the Defendants for themselves and on behalf of all parents, divisions, subsidiaries, affiliates, related entities, representatives, successors, directors, officers, owners, agents, employees, insurance carriers, attorneys and assigns, hereby releases and forever discharges Plaintiff and its respective parents, divisions, subsidiaries, affiliates, related entities, representatives, successors, directors, officers, owners, agents, employees, insurance carriers, attorneys and assigns of and from any and all claims, counterclaims, demands, damages, debts, liabilities, accounts, actions, causes of action and suits, known or unknown, liquidated or contingent, arising from, which may arise in the future from, or which are related in any manner to the Action or the underlying Agreements, including any claims that were or could have been asserted, other than Plaintiff’s obligations under this Settlement Agreement.

7. Representation by Counsel. The Parties hereby acknowledge, consent and agree that each of them have been represented by counsel in the negotiation and execution of this Stipulation of Settlement.

8. Consent to Jurisdiction. This Stipulation of Settlement shall be governed by and construed exclusively in accordance with the laws of the State of New York, without regards to any applicable principles of conflicts of law. The Defendants irrevocably submit to the exclusive jurisdiction of the New York State Supreme Court, for any disputes arising out of the terms of this Agreement, agree that the Forum is convenient and hereby waive any and all objections based upon jurisdiction in, or convenience of, the Forum.

9. Modifications; Agreements. No modification, amendment, waiver or consent of any provision of this Stipulation of Settlement shall be effective unless the same shall be in writing and signed by all Parties.

10. Assignment. Plaintiff may assign, transfer or sell its rights or delegate its duties hereunder, either in whole or in part upon the written consent of the Defendants. The Defendants shall not assign its rights or obligations under this Stipulation of Settlement without first obtaining Plaintiff’s written consent.

11. Waiver Remedies. No failure on the part of Plaintiff to exercise, and no delay in exercising, any right under this Stipulation of Settlement, shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

3

12. Authorization. The parties that are signing this Stipulation of Settlement on behalf of the limited liability companies or corporations in their representative capacities hereby represent and warrant that they are authorized to bind those entities.

13. Binding Effect. This Stipulation of Settlement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

14. JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS STIPULATION OF SETTLEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

15. Severability. In case any of the provisions in this Stipulation of Settlement are found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired. Any provision of this Stipulation of Settlement that may be found by a court having jurisdiction to be prohibited by law shall be ineffective only to the extent of such prohibition without invalidating the remaining provisions hereof.

16. Entire Agreement. This Stipulation of Settlement embodies the entire agreement between the Defendants and Plaintiff and supersedes all prior agreements and understandings relating to the subject matter hereof.

THE UNDERSIGNED REPRESENT AND WARRANT THAT THEY HAVE READ THIS STIPULATED SETTLEMENT AGREEMENT IN ITS ENTIRETY AND HAVE THE FULL CAPACITY, POWER, AND AUTHORITY TO MAKE THIS AGREEMENT AS SET FORTH ABOVE, AND THAT NO OTHER REPRESENTATIONS OR INDUCEMENTS APART FROM THIS STIPULATED SETTLEMENT AGREEMENT, EITHER WRITTEN OR ORAL, HAVE BEEN MADE.

IN WITNESS WHEREOF, the Parties are executing this Stipulation of Settlement as of the Effective Date set forth above.

*Signature Page to Follow*

4

“VISIONTECH GROUP INC”		“TIE LI”

X	/s/ Tie Li	X	/s/ Tie Li
Name:	TIE LI, as authorized signer on behalf of the Merchants referenced above		TIE LI, Individually

“PLAINTIFF”

FUNDERS APP LLC d/b/a TENTHLY

“PLAINTIFF”

X
Name:
	Title:	Authorized Representative

5

Authorization to Release

RE: VISIONTECH GROUP INC

EIN: 82-0864230

TIE LI

SS:

This letter of direction is sent as you are an Account Debtor of VISIONTECH GROUP INC, EIN: 82-0864230, TIE LI (collectively, the “Merchant”) due to your ongoing business relationship with the Merchant.

Please allow this letter to serve as an official request to remit all funds held in the merchant’s account to FUNDERS APP LLC using the payment method below.

Once funds are remitted and proof of transaction has been sent                       to the hold on the account may be released.

Please comply with the above immediately and feel free to contact us if you have any questions regarding this letter. I thank you in advance for your anticipated cooperation in this matter.

Check by Mail:

Attn:

Funders App LLC

3323 NE 163rd Street, Suite 404
North Miami Beach, FL 33160

Ref: VISIONTECH GROUP INC

AUTHORIZED AND APPROVED

x	/s/ Tie Li
TIE LI

6

ACH AUTHORIZATION

Enter Your Details

7

Exhibit 10.7

IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA
CIVIL DIVISION

WEBFUNDER LLC,

Plaintiff,

v.

VISIONTECH GROUP INC. D/B/A EFINITY, THE FASHION FANTASIA COMPANY, NATURE’S MIRACLE (CALIFORNIA), INC., HYDROMAN, INC., HYDROMAN ELECTRIC CORPORATION

and TIE LI,

Defendants.

CASE NO.: CACE-25-010596

SETTLEMENT AGREEMENT FOR STAY OF PROSECUTION

THIS STIPULATION OF SETTLEMENT (the “Settlement Stipulation”) is entered into as of July 31, 2025 (the “Execution Date”), by and between WEBFUNDER LLC (the “Plaintiff”) and TIE LI (the “Guarantor”) for the benefit of VISIONTECH GROUP INC. D/B/A EFINITY, THE FASHION FANTASIA COMPANY, NATURE’S MIRACLE (CALIFORNIA), INC., HYDROMAN, INC., and HYDROMAN ELECTRIC CORPORATION (the “Company Defendants” collectively “Defendants” and together with the Plaintiff, the “Parties”).

WHEREAS, the employment of counsel on behalf of the Company Defendants is at the Guarantor’s discretion.

WHEREAS, Plaintiff and Guarantor intend to resolve the underlying dispute between the Parties by the terms of this settlement Agreement (the “Settlement Agreement”).

WHEREAS, Plaintiff and Guarantor Agree to the entry of an Order by the Court enforcing the terms of this Settlement Agreement, the proposed form of which is attached hereto as Exhibit 1.

WHEREAS, Plaintiff and Guarantor agree that in the event of Guarantor’s default on the Settlement Agreement Plaintiff may submit the joint stipulation, the proposed form of which is attached hereto as Exhibit 2, for entry of default and to move the court for final judgment as to all Defendants.

NOW, THEREFORE, Plaintiff and Guarantor, by the signatures below, stipulate that:

1. Timely Payment is of the Essence to this Agreement – Guarantor agrees to pay $186,572.41 (the “Settlement Payment”) or to cause Settlement Payment to be paid by Company Defendants to Plaintiff, and Plaintiff agrees to accept the Settlement Payment, as settlement in full of Plaintiff’s claims against the Defendants. The Settlement Payment shall be split into nineteen (19) weekly installments. Weekly installments of $10,000.00 shall commence on August 5, 2025, to December 2, 2025, followed by a final installment of $6,572.41 on December 9, 2025, with each payment due on Tuesday of each week (the “Scheduled Payments”), as follows:

Date of Payment	Method of Payment	Payment Amount
On or before Tuesday, August 5, 2025, to December 2, 2025 (18 Weekly Payments)	Wire Transfer	$10,000.00
On or before Tuesday, December 9, 2025 (Final Payment)	Wire Transfer	$6,572.41

which shall be wired to:

Bank Name: JP Morgan Chase

Account Name: Lieberman and Klestzick, LLP, IOLTA Account

Address: 381 Sunrise Highway, Suite 302, Lynbrook, NY 11563

Account Number: 598607205

Routing Number: 021000021

2. Forbearance of Plaintiff’s Remedies & Stay of Litigation – Upon receipt and settlement of the first payment and so long as Guarantor is not in default of this Agreement, Plaintiff agrees to (a) stay any further legal action in this case, and (b) forebear from taking any actions on Defendants’ accounts it may otherwise be entitled to.

3. Default of Settlement and No Right to Cure – If Defendants fail to timely make any payment, or portion thereof, of the Settlement Payment in accordance with Section 1 above of this Settlement Agreement, then Defendants shall be deemed to have defaulted under the terms of this Settlement Agreement. Defendants expressly agree that they will have no right to cure any missed payments and Plaintiff, without providing notice to the Defendants, may choose to enforce all rights afforded to it under this Settlement Agreement, including, but not limited to, the rights delineated in Section 4, 5, and 6 below.

4. Remedies for Defendants’ Breach – In the event of Defendants’ failure to make a timely payment under this Settlement Agreement, such late payment shall be a default. Under this Settlement Agreement, any default on Defendants’ behalf shall be deemed a material breach of this Settlement Agreement. Additionally, in the event of Defendants’ default hereunder, Plaintiff may nevertheless elect to accept any late payment without giving up any future rights to initiate litigation for breach of the Settlement Agreement. For the avoidance of doubt, failure or delay of the Plaintiff in exercising any right or remedy under this Settlement Agreement will not operate as a waiver thereof. The express waiver by Plaintiff of a breach of any provision of this Settlement Agreement by Defendants shall not operate or be construed as a waiver of any subsequent breach by Defendants. No waiver will be effective unless and until it is in written form and signed by an authorized representative of Plaintiff.

2

5. Liquidated Damages – In the event of a material breach of this Settlement Agreement by Defendant(s), the Parties agree that liquidated damages shall be adequate to make Plaintiff whole. The Parties acknowledge liquidated damages consisting of the Settlement Payment balance; plus an industry standard 25% contingency fee for legal collections. This calculation is reflective of the intent of the original transaction and adequately compensates Plaintiff for the additional harm caused by Plaintiff detrimentally relying on Defendants’ performance under the Settlement Agreement.

6. Default and Judgment – In the event of Guarantor’s default under this stipulated Agreement, Plaintiff shall have the immediate right to proceed to submit the joint stipulation for default and final judgment attached as an Exhibit to this Agreement against the Guarantor for the balance owed, and as to the Company Defendants to apply for entry of a default and to move for final judgment pursuant to Fla. R. Civ. P. 1.500. Such application for entry of a final judgment against the Guarantor will include an affidavit or affirmation specifying the default and the amount of the unpaid balance of the Settlement Payment, as stated in the recitals to this Agreement. Additionally, in the event of a default hereunder, Plaintiff may nevertheless elect to accept any late payment without giving up any future rights to initiate litigation for breach of the Settlement Agreement. For the avoidance of doubt, failure or delay of the Plaintiff in exercising any right or remedy under this Settlement Agreement will not operate as a waiver thereof. The express waiver by Plaintiff of a breach of any provision of this Settlement Agreement shall not operate or be construed as a waiver of any subsequent breach. No waiver will be effective unless and until it is in written form and signed by an authorized representative of Plaintiff.

7. Attorneys’ Fees – In any litigation or dispute arising from this Settlement Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the non-prevailing party, in addition to the rights of Plaintiff delineated in Section 5 above.

8. UCC Release – Upon Creditor’s receipt of the entire Settlement Payment, Creditor shall, within ten (10) business days: file a UCC-3 Termination with the Secretary of State in Merchant’s state of organization and/or Principal’s domicile terminating any and all UCC-1 Financing Statements in favor of Creditor.

9. Additional Financing – During the term of this Settlement Agreement, Defendants shall not enter into with any other party any arrangement, agreement, or commitment that relates to or involves any financing of the business that involves the granting of any collateral of the Company Defendants without the prior written consent of Plaintiff.

10. Incorporation by Reference - The Choice of Law, Forum Selection, Arbitration, Process Service, and Jury Trial Waiver provisions contained in the underlying Agreement/Contract are incorporated by reference into this Settlement Agreement as if fully set forth herein. This Settlement Agreement fully and finally settles any claims against the Guarantor arising from the breach of the underlying guaranty; provided, however, that upon any breach of this Settlement Agreement, the Guarantor’s liability under the original guaranty shall be automatically reinstated and enforceable.

3

11. Non-Circumvention – As additional consideration of the Settlement Payment, it is further acknowledged and agreed that the Defendants are hereby agreeing to take no action to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Settlement Agreement and Defendants’ obligations hereunder through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment, or otherwise.

12. Mutual Releases – Upon execution of this Settlement Agreement, Defendants for themselves and on behalf of all parents, divisions, subsidiaries, affiliates, related entities, representatives, successors, directors, officers, owners, agents, employees, insurance carriers, attorneys and assigns (together, the “Defendant Group”), shall release and forever discharge Plaintiff and each of its past and present parents, divisions, subsidiaries, affiliates, related entities, representatives, successors, directors, officers, owners, agents, employees, insurance carriers, attorneys and assigns (together, the “Plaintiff Group”) from any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, whether in law or equity, whether known or unknown, whether disclosed or undisclosed, whether anticipated or unanticipated, whether asserted or unasserted, whether direct or indirect, whether contingent or liquidated, that Defendants or the Defendant Group ever had or now has, or may claim to have against the Plaintiff Group. Upon Plaintiff’s receipt of the full Settlement Payment (unless Defendants default under the Settlement Agreement and Plaintiff pursues its rights as set forth in Section 4 and 5 above), Plaintiff and Plaintiff Group shall release and forever discharge Defendants and the Defendant Group from any and all claims, defenses, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, whether in law or equity, whether known or unknown, whether disclosed or undisclosed, whether anticipated or unanticipated, whether asserted or unasserted, whether direct or indirect, whether contingent or liquidated, that Plaintiff or of its successors or assigns ever had or now has, or may claim to have against Defendant or the Defendant Group.

13. Jurisdiction – Guarantor consents to the retention of case jurisdiction of the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida over any litigation arising from or connected with this Settlement Agreement.

14. Dismissal of the Pending Litigation – Upon Plaintiff’s receipt of Final Payment in accordance with Section 1 above of this Settlement Agreement, Plaintiff shall voluntary dismiss with prejudice the action before the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida; CASE NO.: CACE-25-010596, expressly reserving jurisdiction for the Court to enforce the terms of this Settlement Agreement pursuant to paragraph 13.

15. Severability – The provisions of this Settlement Agreement are severable and the invalidity or unenforceability of any provision of this Settlement Agreement shall not affect the validity or enforceability of any other provision. In the event that any provision of this Settlement Agreement (or portion thereof) is determined by a court of competent jurisdiction to be unenforceable, void, voidable or unenforceable, as drafted by virtue of the scope, duration, extent, or character of any obligation contained therein, the Parties acknowledge that such provisions (or portion thereof) shall not affect any other term or provision of this Settlement Agreement.

4

16. Amendments – This Settlement Agreement represents the full, complete and entire agreement between the Parties and may not be modified, supplemented, or amended except by written Amendment to this stipulated Settlement Agreement executed by all of the Parties hereto.

17. Execution – This Settlement Agreement may be executed in multiple counterparts, and each of such counterparts so executed shall be deemed an original. All such counterparts together shall be deemed to constitute one (1) final Settlement Agreement as if signed by all Parties hereto. A telecopy or facsimile transmission of a signed counterpart of this Settlement Agreement shall be sufficient to bind the Parties whose signatures appear thereon.

18. Joint and Several Liability - The obligations of all Defendants hereunder shall be joint and several, such that each Defendant, whether corporate or individual, is fully liable for the total outstanding balance of the Settlement Payment in the event of any default. In the event of a default under this Settlement Agreement, the full remaining balance, including any accrued interest, attorneys’ fees, and costs, shall immediately become due and payable by all Defendants, jointly and severally, without the need for any further notice, demand, or condition. Each individual Defendant expressly waives any requirement that the Plaintiff first seek payment from the Company Defendants or any other party before enforcing liability against such individual Defendant. The liability of each individual Defendant is co-extensive with that of the Company Defendant, meaning that each such person is liable to the same extent for any breach, and this personal obligation shall not be affected by the discharge, modification, or settlement of the company’s liability, including in bankruptcy, restructuring, or any other agreement. No compromise, extension, or waiver of any obligation of a Company Defendant shall release or diminish the obligations of the individual Defendants under this Settlement Agreement. This obligation is absolute, continuing, and unconditional until the Settlement Payment is paid in full.

19. Authority – The persons acting on behalf of the corporate entity hereto represent and warrant that said person has the complete and full authority/authorization to execute this Settlement Agreement on behalf of the respective entity.

20. Attorney Review – The Parties acknowledge they had ample time to consult with an attorney of their choosing with respect to the terms of this Settlement Agreement and that no provision thereof shall be interpreted for or against another Party because that party’s attorney drafted such provision.

21. Facsimile Acceptance – Facsimile signatures and/or via Portable Digital Format (PDF) shall be deemed acceptable for all purposes.

5

IN WITNESS WHEREOF the Parties have executed this Settlement Agreement as of the date set forth above.

AGREED AND ACCEPTED:

WEBFUNDER LLC,

By:
Name:
Title:

STATE OF
COUNTY OF

Sworn to or affirmed and signed before me on _________________by _________________.

NOTARY PUBLIC OR DEPUTY CLERK

[Print, type, or stamp commissioned name of notary or deputy clerk.]

_______	Personally known
_______	Produced identification
Type of identification produced_________________________

TIE LI, individually

By:	/s/ Tie Li
STATE OF Texas
COUNTY OF Parker

Sworn to or affirmed and signed before me on       08/01/2025          by        /s/ Tie Li                                   .

/S/ Pelard Faustin
NOTARY PUBLIC OR DEPUTY CLERK

Pelard Faustin
[Print, type, or stamp commissioned name of notary or deputy clerk.]

         Personally known

    ☒ Produced identification

 Type of identification produced                 DRIVER LICENSE

Electronically signed and notarized online using the Proof platform.

6

EXHIBIT 1

7

IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA

CIVIL DIVISION

WEBFUNDER LLC,

Plaintiff,

v.

VISIONTECH GROUP INC. D/B/A EFINITY, THE FASHION FANTASIA COMPANY, NATURE’S MIRACLE (CALIFORNIA), INC., HYDROMAN, INC., HYDROMAN ELECTRIC CORPORATION

and TIE LI,

Defendants.

CASE NO.: CACE-25-010596

ORDER APPROVING SETTLEMENT

Before the Court is a settlement agreement filed with the Clerk on                  , 2025, entered between Plaintiff and Defendant, TIE LI. In lieu of appearing on his own behalf or hiring an attorney to appear for the Company Defendants, the Parties have agreed Plaintiff shall stay its prosecution of the case pursuant to the terms of the settlement. Plaintiff may move the Court for default judgment upon its breach. This case is hereby DISMISSED with the Court retaining jurisdiction to enforce the terms of settlement, including any issue of attorney fees and costs.

DONE AND ORDERED in Chambers at Broward County, Florida on .

COUNTY COURT JUDGE

8

EXHIBIT 2

9

IN THE CIRCUIT COURT OF THE SEVENTEENTH JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA

CIVIL DIVISION

WEBFUNDER LLC,

Plaintiff,

v.

VISIONTECH GROUP INC. D/B/A EFINITY, THE FASHION FANTASIA COMPANY, NATURE’S MIRACLE (CALIFORNIA), INC., HYDROMAN, INC., HYDROMAN ELECTRIC CORPORATION

and TIE LI,

Defendants.

CASE NO.: CACE-25-010596

STIPULATION FOR D E F A U L T A N D F I N A L JUDGMENT

Pursuant to the Settlement Agreement for Stay of Prosecution dated                   , 2025, WEBFUNDER LLC and TIE LI hereto file this Joint Stipulation and agree as follows. If Defendant, TIE LI, shall default in payment hereunder, Plaintiff shall be entitled to e n t r y o f d e f a u l t a n d t o m o v e f o r judgment, execution, costs, and interest in accordance with Section 55.03, Florida Statutes after submission of written application and affidavit of non-payment to the court, without notice:

1.	That Defendant, TIE LI, acknowledges his/her indebtedness to the Plaintiff on the Future Receivables Sale and Purchase Agreement dated December 12, 2024, in the sum of $186,572.41 and breached June 22, 2025.

2.	That Defendant, TIE LI, consents to the entry of a Final Judgment against him/her for the balance remaining on the Stipulated Settlement Agreement for the Stay of Prosecution of the aforementioned debt including interest, fees, and costs thereon.

Dated this  1st               day of      August          , 2025.

/s/ TIE LI
Attorney for Plaintiff	TIE LI
Abraham Jacob Jeger

/s/ TIE LI
Plaintiff Signature	Defendant Signature

10

Exhibit 10.8

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (this “Agreement”) is entered into on August 1, 2025 (the “Effective Date”) between Visiontech Group Inc., Nature’s Miracle Holding, Inc., Natures Miracle, Inc., Natures Miracle California, Inc., Hydroman, Inc., Hydroman Electric Corporation, NM Rebate, Inc., NM Data Inc., and Tie LI (individually and collectively, “Merchants”) on one hand, and Wave Advance, Inc. (“Wave”) on the other hand. Merchants and Wave are sometimes hereinafter referred to individually as a “Party” or collectively referred to as the “Parties.”

WHEREAS, the Parties entered into a Standard Merchant Cash Advance Settlement Agreement, dated February 2, 2025 (the “MCA Agreement”);

WHEREAS, a dispute has arisen as to the Parties’ respective rights and obligations under the MCA Agreement; and

WHEREAS, the Parties wish to resolve all disputes between them.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. The Settlement Amount. Merchants will pay $201,170.00 (the “Settlement Amount”) to Wave as follows:

Payment Number	Payment Date	Payment Amount
1	August 5, 2025	$18,000.00
2	August 11, 2025	$18,000.00
3	August 18, 2025	$18,000.00
4	August 25, 2025	$18,000.00
5	September 2, 2025	$18,000.00
6	September 8, 2025	$18,000.00
7	September 15, 2025	$18,000.00
8	September 22, 2025	$18,000.00
9	September 29, 2025	$18,000.00
10	October 14, 2025	$18,000.00
11	October 20, 2025	$18,000.00
12	October 27, 2025	$3,170.00

2. Automatic Debts. Merchants hereby authorize Wave to collect the Settlement Amount via ACH debit from the account listed below:

Financial Institution:

Account Name:	Visiontech Group, Inc.

Routing Number:

Account Number:

If for any reason, Wave’s attempt to debit the full amount of any payment due pursuant to this Agreement from the above-referenced account (   ) is unsuccessful, Merchants hereby authorize Wave to collect the Settlement Amount via ACH debit from the following account:

Financial Institution:

Account Name:	Visiontech Group, Inc.

Routing Number:

Account Number:

3. Default. In the event Merchants fail to make any payment as required by this Agreement or otherwise default hereunder, then Wave will be entitled to pursue judgment against Merchants, jointly and severally, in the sum of the Settlement Amount, minus any payment made under this Agreement, but plus interest at a rate of 18% per annum (or the maximum amount permitted by law if less) from date of default. Any money judgment obtained by Wave against Merchants in relation to this Agreement will accrue post-judgment interest at a rate of 18% per annum (or the maximum amount permitted by law if less), which rate will govern over the statutory rate up until actual satisfaction of the judgment.

4. Releases.

4.1. Merchants’ Release. Merchants, together with their affiliates, parents, subsidiaries, officers, employees, directors, shareholders, members, partners, agents, representatives, administrators, attorneys, predecessors, successors and assigns, hereby unconditionally and irrevocably release and discharge Wave and its affiliates, parents, subsidiaries, officers, employees, directors, shareholders, members, partners, agents, representatives, administrators, attorneys, predecessors, successors, and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, agreements, contracts, variances, trespasses, damages, judgments, extensions, executions, claims, proceedings and demands whatsoever, in law, admiralty or equity and whether based on any state law, federal law, foreign law or common law right of action or otherwise, whether before a court or any other body or otherwise, whether now known or unknown, suspected or unsuspected, from the beginning of the world to the Effective Date, that have arisen, could have arisen, or could arise between them.

4.2. Wave Release. Wave together with its affiliates, parents, subsidiaries, officers, employees, directors, shareholders, members, partners, agents, representatives, administrators, attorneys, predecessors, successors and assigns, hereby unconditionally and irrevocably releases and discharges Merchants and their affiliates, parents, subsidiaries, officers, employees, directors, shareholders, members, partners, agents, representatives, administrators, attorneys, predecessors, successors, and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, agreements, contracts, variances, trespasses, damages, judgments, extensions, executions, claims, proceedings and demands whatsoever, in law, admiralty or equity and whether based on any state law, federal law, foreign law or common law right of action or otherwise, whether before a court or any other body or otherwise, whether now known or unknown, suspected or unsuspected, from the beginning of the world to the Effective Date, that have arisen, could have arisen, or could arise between them.

2

4.3. Advice of Counsel. The Parties expressly acknowledge that they have had the opportunity to be advised by counsel of the contents and effect of the releases included in this Agreement. The Parties further acknowledge (a) the risk that they may later discover facts which, had such facts been known, would have affected their willingness to enter into this Agreement, and (b) that notwithstanding such risk and possibility, the Parties wish to execute the general releases and waivers in this Agreement.

4.4. Certain obligations not released. Nothing herein shall release a Party hereto from its obligation to perform the terms, conditions, covenants, and promises of this Agreement, or from any claim, loss, cause of action, cost, expense, attorney’s fees, damages, or liability that arises out of the breach of any obligation imposed by this Agreement.

5. Bankruptcy. If any of Merchants files for bankruptcy protection or an involuntary bankruptcy is commenced against any of Merchants prior to full payment of the Settlement Amount, such that any of the payments herein are deemed to have been made or cleared during the 90-day period for avoiding preferential transfers, then Wave will have the right to: (a) file a proof of claim for the sum of the Settlement Amount, minus any payment made under this Agreement, but plus interest at a rate of 18% per annum (or the maximum amount permitted by law if less) from date of default or date of bankruptcy filing (whichever is earlier) and for any amounts that may be subject to avoidance; and (b) file an action to declare the amounts due hereunder to be non-dischargeable by reason of fraud and/or any other basis allowable by the bankruptcy code, notwithstanding any settlement in this action. In such instance, Merchants will reserve all defenses available to them with respect to the non-discharge action.

6. Security Interest. To secure Merchants’ performance of their obligations to Wave under this Agreement, Merchants acknowledge and agree that, notwithstanding anything in this Agreement, all UCC-1 Financing Statement(s) previous filed by Wave pursuant to the MCA Agreement, and the corresponding security interests, will remain in full force and effect, and Wave will have full rights of enforcement, until Merchants’ obligations to Wave under this Agreement are satisfied in full.

For the avoidance of doubt, Merchants agree and acknowledge that, in the event Merchants fail to make any payment as required by this Agreement or otherwise default hereunder, Wave will have the right, without waiving any of its rights and remedies and without notice to Merchants, to notify Merchants’ credit card and/or check processors and account debtors of Merchants’ breach of this Agreement and to direct such credit card processors and account debtors to make payment to Wave of all or any portion of the amounts received by such credit card processor and account debtors on behalf of Merchants. Merchants hereby grant to Wave an irrevocable power-of-attorney, which power-of-attorney will be coupled with an interest, and hereby appoint Wave and Wave’s representative as Merchants’ attorney-in-fact to take any and all action necessary to direct such new or additional credit card and/or check processors and account debtors to make payment to Wave as contemplated by this Section 6.

7. UCC-1 Termination. If Merchants perform fully under this Agreement without default, then Wave will, within seven (7) days of Merchants’ full performance, terminate all UCC-1 Financing Statement(s) filed by Wave in connection with the MCA Agreement, and Merchants will have no further obligations to Wave under this Agreement.

8. Representations and Warranties. Each Party represents and warrants that:

(a)	the person executing this Agreement on its behalf is authorized to do so;

(b)	they (i) have interest in, and ownership of, the claims being released sufficient to grant the releases of those claims as contemplated hereby, and (ii) have not assigned the claims, issues, causes of action, or other matters alleged or released and discharged by this Agreement;

(c)	this Agreement is executed without duress and, except as stated herein, without reliance upon any statement, inducement, or representation of any of the Parties or their respective representatives concerning the nature and extent of any damages or injuries and/or legal liability; and

(d)	as of the Effective Date, the Parties have no rights under any agreements between them (other than this Agreement) with respect to each other.

9. Expenses and Fees. Except as otherwise provided for in this Agreement, each Party will pay and be solely responsible for all of the fees, expenses and disbursements of it and its respective agents, representatives and counsel in connection with this Agreement and the settlement contemplated hereby.

10. No Admission of Liability. The Parties agree that this Agreement shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing.

11. Binding Effect. The Agreement is binding upon, and shall inure to the benefit of, the Parties hereto and their respective heirs, executors, administrators, successors, and assigns.

12. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with regard to the matters set forth herein and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to this Agreement.

3

13. Severability and Interpretation.

13.1. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible; provided, however, if the release and/or covenant not to sue contained herein is deemed to be illegal, void or unenforceable, the Parties agree to enter into a valid release and/or covenant not to sue. Further, if a court of competent jurisdiction should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent permitted by law by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable.

13.2. Should any provision of this Agreement require interpretation or construction, it is agreed by the Parties that the entity interpreting or constructing this Agreement shall not apply a presumption against one Party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document.

14. Governing Law. This Agreement, and any and all disputes arising out of or relating in any way to this Agreement, including but not limited to its negotiation and execution, shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed entirely within such State without giving effect to any such laws that would give application to the laws of any other jurisdiction.

15. Confidential, Binding Arbitration.

15.1. Any action or dispute, whether sounding in contract, tort, law, equity, or otherwise, relating to this Agreement or involving Wave on one side and any Merchant on the other, including, but not limited to issues of arbitrability, and including, without limitation, any action or dispute that predates this Agreement, will, at the option of any party to such action or dispute, be determined by arbitration before a single arbitrator in Miami, Florida. The arbitration shall be administered by and pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. The arbitrator shall apply Florida law to the merits of any dispute or claims, without reference to the rules of conflicts of law applicable therein. Judgment upon any award may be entered in any court having jurisdiction. Any legal fees and costs incurred in the enforcement of the arbitration award shall be paid by the party against whom enforcement is sought.

15.2. No discovery shall be taken in support of the arbitration, although each side shall exchange such documents and other information (a) as may be required by this Agreement; and (b) that the side intends to introduce at the arbitration hearing. In addition, each side shall exchange such additional information as may be directed by the arbitrator, either on his/her own motion or on application of any party for good cause shown.

15.3. The arbitral award (the “Award”) shall be (a) rendered within 120 days after the arbitrator’s acceptance of his or her appointment; (b) delivered in writing; (c) the sole and exclusive final and binding remedy with respect to the dispute between and among the parties without the possibility of challenge or appeal, which are hereby waived; and (d) accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any dispute arbitrated pursuant to this Agreement shall be deemed commercial. The arbitrator shall have the authority to grant any equitable or legal remedies, including, without limitation, entering preliminary or permanent injunctive relief.

15.4. The Parties agree that, subject to any non-waivable disclosure obligations under federal law, the arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the dispute, the arbitration and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any decision of the arbitrator or Award), shall be kept strictly confidential, and each Party hereby agrees that such information shall not be disclosed beyond: (a) the arbitrator and necessary support personnel; (b) the participants in the arbitration; (c) those assisting the Parties in the preparation or presentation of the arbitration; and (d) other employees or agents of the Parties with a need to know such information. In all events, the Parties shall treat information pertaining to the arbitration with the same care that they treat their most valuable proprietary secrets. In the event that federal law imposes upon any Party an obligation to disclose the fact of the arbitration or the nature of the claims or counterclaims asserted, such Party or Parties shall disclose no more than the minimum information required by law after first consulting with and attempting in good faith to reach agreement with the opposing Party or Parties regarding the scope and content of any such required disclosure.

Notwithstanding any provisions of this Agreement, or any statute protecting the confidentiality of the arbitration and proceedings taken in connection therewith, in the event that either of the Parties is required to defend themselves in response to later proceedings instituted by the other in any court, relating to matters decided in the arbitration, such Party shall be relieved of any obligation to hold confidential the arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other similar doctrines apply to such subsequent proceedings.

15.5. Any Party that prevails in arbitration or other legal proceeding arising out of this Agreement shall be entitled to recover reasonable attorney’s fees and costs, including administrative and filing fees, arbitrator compensation, and expert witness fees.

16. Miscellaneous.

16.1. No modification or amendment to this Agreement shall be binding unless it is in writing and signed by the person sought to be charged.

16.2. This Agreement may be executed in multiple counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute but one and the same instrument. For purposes of this Agreement, facsimile signatures shall be deemed originals.

4

IN WITNESS WHEREOF, the Parties hereto have set their hand as of the date and place stated below.

MERCHANTS:

/s/ Tie LI	Dated:	08/01/2025
Tie LI

Visiontech Group Inc.

By:	/s/ Tie Li	Dated:	08/01/2025
Tie Li, Authorized Signatory

Nature’s Miracle Holding, Inc.

By:	/s/ Tie Li	Dated:	08/01/2025
Tie Li, Authorized Signatory

Natures Miracle, Inc.

By:	/s/ Tie Li	Dated:	08/01/2025
Tie LI, Authorized Signatory

Natures Miracle California, Inc.

By:	/s/ Tie Li	Dated:	08/01/2025
Tie LI, Authorized Signatory

Hydroman, Inc.

By:	/s/ Tie Li	Dated:	08/01/2025
Tie LI, Authorized Signatory

Hydroman Electric Corporation

By:	/s/ Tie Li	Dated:	08/01/2025
Tie LI, Authorized Signatory

5

nm rebate, inc.

By:	/s/ Tie Li	Dated:	08 / 01 / 2025
Tie LI, Authorized Signatory

NM Data Inc.

By:	/s/ Tie Li	Dated:	08 / 01 / 2025
Tie LI, Authorized Signatory

WAVE:

Wave Advance, Inc.

By:	Dated:

6

Exhibit 10.9

STANDSTILL AGREEMENT

This Standstill Agreement (“Agreement”) is entered into as of August 6, 2025 (“Effective Date”), by and between MAXIMCASH SOLUTIONS LLC (“MaximCash”) and NATURE’S MIRACLE HOLDING, INC.; NATURE’S MIRACLE, INC.; NATURE’S MIRACLE (CALIFORNIA), INC.; HYDRO MAN, INC.; and VISIONTECH GROUP INC. (collectively, “Defendants”).

MaximCash and Defendants are sometimes referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

A. MaximCash has filed an action against Defendants in the Third Judicial District Court, Salt Lake County, Utah, Case No. 250905494 (the “Litigation”) arising out of the Business Loan and Security Agreement dated December 30, 2024 (the “Loan Agreement”).

B. Defendants have represented that they will immediately make an interest payment of $61,720, sufficient to bring the Loan Agreement current through the Effective Date.

C. In reliance on such payment, and in the interest of facilitating further settlement discussions, the Parties desire to enter into this Agreement to temporarily suspend the Litigation for a limited period of time.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1. Standstill Period. Upon receipt of the interest payment described in Section 2 below, MaximCash shall agree to forbear from taking any further action in the Litigation seeking default or otherwise prosecuting its claims, for a period commencing on August 6, 2025 and expiring on October 6, 2025 (“Standstill Period”).

2. Condition Precedent – Interest Payment. This Agreement shall become effective only upon Defendants’ payment to MaximCash of all accrued interest due under the Loan Agreement through the Effective Date. If such payment is not received, MaximCash shall have no obligation to forbear from prosecuting the Litigation.

3. Reservation of Rights.

(a) This Agreement is a temporary standstill only. MaximCash expressly reserves all rights and remedies under the Loan Agreement, applicable law, and in the Litigation.

(b) Upon expiration of the Standstill Period, or upon Defendants’ breach of this Agreement, MaximCash may immediately resume the Litigation, including seeking any and all available relief, without further notice.

4. Settlement Discussions. During the Standstill Period, the Parties shall negotiate in good faith to reach an agreement regarding the outstanding balance under the Loan Agreement. MaximCash may, at its sole discretion, offer a discount for early or lump-sum payoff during the Standstill Period.

5. No Waiver. Nothing contained herein shall be construed as a waiver of any default under the Loan Agreement or as an admission of liability by either Party.

6. Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of Utah. Venue shall lie exclusively in the state and federal courts located in Salt Lake County, Utah.

7. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and may not be modified except in a writing signed by all Parties.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Signatures delivered by electronic means shall be deemed effective.

2

IN WITNESS WHEREOF, the Parties have executed this Standstill Agreement as of the Effective Date.

MAXIMCASH SOLUTIONS LLC

By:
Name:	Mark Lev
Title:

NATURE’S MIRACLE HOLDING, INC.

By:
Name:
Title:

NATURE’S MIRACLE, INC.		HYDRO MAN, INC.

By:		By:
Name:		Name:
Title:		Title:

NATURE’S MIRACLE (CALIFORNIA), INC.		VISIONTECH GROUP INC.

By:		By:
Name:		Name:
Title:		Title:

3

Exhibit 31.1

CERTIFICATION

I, Tie (James) Li, certify that:

1.	I have reviewed this report on Form 10-Q of Nature’s Miracle Holding Inc. for the quarter ending June 30, 2025;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the consolidated financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Tie (James) Li
Tie (James) Li
Chief Executive Officer
August 14, 2025

Exhibit 31.2

CERTIFICATION

I, George Yutuc, certify that:

1.	I have reviewed this report on Form 10-Q of Nature’s Miracle Holding Inc. for the quarter ending June 30, 2025;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the consolidated financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles;

c.	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ George Yutuc
George Yutuc
Chief Financial Officer
August 14, 2025

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Nature’s Miracle Holding Inc. (the “Company”) on Form 10-Q for the quarter ending June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tie (James) Li
Tie (James) Li
Chief Executive Officer
August 14, 2025

/s/ George Yutuc
George Yutuc
Chief Financial Officer
August 14, 2025